Exhibit 10.1
STOCK EXCHANGE AGREEMENT
This Stock Exchange Agreement (this “Agreement”), is entered into as of December 16, 2009, by and among Officeware Corporation, a Texas corporation (the “Company”), Timothy M. Rice, Chetan Jaitly (collectively, these individuals, the “Founders”) and Radical Investments LP, a Texas limited partnership (Radical Investments LP together with the Founders, the “Shareholders”), Immediatek, Inc., a Nevada corporation (“Purchaser”) and Radical Holdings LP, a Texas limited partnership (“Holdings”).
PRELIMINARY STATEMENTS
A. Purchaser and the Company have determined that it is in the best interests of their respective shareholders for Purchaser to acquire all of the assets and related businesses of the Company, all as provided herein. In order to effectuate such acquisition, Purchaser will acquire all of the outstanding equity interests of the Company pursuant to a statutory stock exchange. As consideration for the acquisition of the outstanding equity interests of the Company, the Shareholders will be issued shares of common stock of Purchaser as provided herein.
B. The Shareholders own all of the issued and outstanding shares of the Company’s $1.00 par value common stock (the “Company Shares”).
C. The Shareholders desire to exchange the Company Shares for shares of Purchaser’s $0.001 par value common stock (“Purchaser Common Stock”), and Purchaser desires to acquire the Company Shares from the Shareholders in exchange for shares of Purchaser Common Stock, subject to the terms and conditions of this Agreement.
D. The parties hereto have determined that it is in the best interests of each of them for Holdings to purchase Purchaser Common Stock as described herein in exchange for one million dollars ($1,000,000).
STATEMENT OF AGREEMENT
In consideration of the premises and the mutual agreements and obligations set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:
ARTICLE I.
CLOSING; SHARE EXCHANGE
1.1 Closing. Subject to the conditions contained in this Agreement, the deliveries contemplated by Section 1.3 and Section 1.4, the closing (the “Closing”) shall take place at 5424 Deloache Avenue, Dallas, Texas, or at such other location as the parties hereto may mutually agree, simultaneously with the execution of this Agreement.
1.2 The Share Exchange. The share exchanges described in Section 1.3 are together referred to herein as the “Share Exchange.” Purchaser will acquire all of the issued and outstanding equity interests of the Company pursuant to such transactions.

1.3 Exchange of Company Shares. Upon the terms and subject to the conditions of this Agreement, and in accordance with the Texas Business Corporation Act (the “Texas Act”) and the Nevada Revised Statutes (the “Nevada Act”), at the Effective Time (as defined in Section 1.5) the Shareholders will assign, convey and transfer to Purchaser, and Purchaser will acquire, all of the Shareholders’ right, title and interest in and to each Company Share by exchanging 10,748.6906222621 shares of Purchaser Common Stock for each Company Share. The number of shares of Purchaser Common Stock shall be rounded and each Shareholder will receive that number of Purchaser Common Stock opposite their name as appears on Schedule 1.3 attached hereto.
1.4 Purchase of Company Shares. In addition to the shares of Purchaser Common Stock exchanged for Company Shares as described in Section 1.3, upon the terms and subject to the conditions of this Agreement, at the Effective Time (as defined in Section 1.5) Purchaser shall issue, sell and deliver to Holdings 3,066,064 shares of Purchaser Common Stock and Holdings shall purchase from the Company the shares of Purchaser Common Stock for the aggregate purchase price of $1,000,000.00.
1.5 Filing of Documents; Effective Time. At the Closing, after all the conditions to Closing have been met, the parties shall cause the Share Exchange to be consummated by executing and filing (i) duly executed Articles of Exchange with respect to the Share Exchange with the Secretary of State of the State of Texas and (ii) duly executed Articles of Exchange with respect to the Share Exchange with the Secretary of State of the State of Nevada, each in such form as is required by and in accordance with the relevant provisions of the Texas Act or the Nevada Act (the date and time of such filing is referred to herein as the “Effective Time”). The Founders covenant that they shall use their best efforts to cause the Effective Time to occur prior to April 2, 2010. Should the Effective Time not occur prior to April 2, 2010, the Purchaser shall have the right, but not the obligation to terminate this Agreement with no further obligation upon Purchaser, Holdings or Radical Investments LP. The parties hereto agree that should the Company or the Founders fail to satisfy a condition to Closing contained herein and should the Effective Time not occur prior to April 2, 2010, the Purchaser shall suffer substantial losses, including expenses incurred in reviewing the books and records of the Company, which would be both extremely difficult and impractical to ascertain. On that basis, the parties hereto agree, as a reasonable estimate of those losses and not a penalty, that the Company shall pay to the Purchaser, should the Effective Time not occur prior to April 2, 2010, One Hundred Thousand Dollars ($100,000) and for each full three-month period thereafter in which the Effective Time does not occur, the Company shall pay an additional Thirty Thousand Dollars ($30,000) per such period. The rights of the Purchaser under this Section 1.5 shall not be interpreted as precluding or limiting any right or remedy of the Purchaser arising from this Agreement. This Agreement may be terminated and the transactions contemplated hereby may be abandoned with no liability or obligation hereunder other than the amounts previously described in this Section 1.5 prior to the Closing as follows:
(a) At any time, by mutual consent of the Company and the Purchaser;

(b) If the transactions contemplated hereby or any of the conditions to Closing hereunder become impossible to perform or obtain, as applicable, provided that no party (nor such party’s Affiliate) hereto who is responsible for such impossibility may seek termination of this Agreement; or
(c) At any time on or after May 31, 2010 (or such later date as the Company and the Purchaser shall have agreed in writing), by either the Company, on the one hand, or Purchaser, on the other hand, if the Closing shall not have occurred on or prior to such date (or such other date as the Company and the Purchaser shall have agreed in writing), provided that no party hereto (nor such party’s Affiliate) may seek termination of this Agreement pursuant to this Section 1.5(c) if the failure of any condition to Closing results primarily, in whole or in part, due to an action or inaction within the control of such party (or its Affiliate).
1.6 Effect of the Share Exchange. At the Effective Time, the effect of the Share Exchange shall be as provided under the Texas Act and the Nevada Act. Without limiting the generality of the foregoing, at the Effective Time:
(a)
The Articles of Incorporation and Bylaws of the Company, as in effect immediately prior to the Effective Time shall remain the Articles of Incorporation and Bylaws of the Company thereafter, unless and until amended in accordance with their terms and as provided by law; and

(b)
The officers and directors of the Company following the Effective Time shall be the current officers and directors of the Company, each to hold an office or directorship in accordance with the Articles of Incorporation or Bylaws of the Company until his or her successor is elected and qualified.

1.7 Tax Treatment. The parties hereto acknowledge and agree that the Shareholders and the Company may elect for the Share Exchange to be treated for tax purposes as a tax-free reorganization under Section 368(a) or Section 351 of the Code.
1.8 Procedure at the Closing. At the Closing, the parties agree that the following will occur:
(a)
The Company and the Founders shall have satisfied each of the conditions set forth in Article VII and shall deliver to Purchaser the documents, certificates, opinion, consents and letters required by Article VII.

(b)
Purchaser, Holdings and Radical Investments shall have satisfied each of the conditions set forth in Article VIII and shall deliver the documents, certificates, consents and letters required by Article VIII.

(c)
Purchaser shall issue the shares of Purchaser Common Stock issuable pursuant to Section 1.3 and Section 1.4 registered in the name of the applicable Shareholder or Holdings, as the case may be, and shall deliver such shares in the following manner: at the Closing, Purchaser shall deliver stock certificates representing the balance of the shares of Purchaser Common Stock issuable in accordance with Section 1.3 and Section 1.4 to the Shareholders or Holdings, as the case may be, all of which shares shall be unregistered and as a result are “restricted securities” under the Securities Act of 1933. The Shareholders shall assign, convey and transfer to Purchaser, and Purchaser will acquire, all of Shareholders’ right, title and interest in and to each Company Share.

(d)
The Company shall forgive the note receivable evidencing a loan from the Company to Chetan Jaitly in the principal amount of $34,033.49 and the Company shall forgive the note receivable evidencing a loan from the Company to Timothy M. Rice in the principal amount of $28,757.88.

ARTICLE II.
REPRESENTATIONS AND WARRANTIES OF
THE COMPANY AND FOUNDERS
As a material inducement to Purchaser and Holdings to enter into this Agreement and to consummate the transactions contemplated hereby, each of the Founders and the Company, jointly and severally, makes the following representations and warranties to Purchaser and Holdings:
2.1 Organization. The Company is a corporation duly organized, validly existing, and in good standing under the laws of the State of Texas. The Company has the corporate power and authority to conduct its business as it is presently being conducted and to own or use its properties and assets.
2.2 Subsidiaries. The Company does not own any interest in any corporation or other entity, and the Company is not a participant in any partnership or any joint venture with any third party.
2.3 Authority. The Company has the requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. This Agreement has been duly authorized, executed and delivered by the Company and constitutes a valid and binding obligation of the Company, enforceable in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency or other similar laws or equitable principles affecting the enforcement of creditors’ rights generally.
2.4 Shareholders of the Company. Schedule 2.4 sets forth, with respect to the Company the name of and the number of outstanding shares of each class of its capital stock owned by each shareholder, as of the close of business on the date of this Agreement and as of the Closing. The Shareholders are the record and beneficial holders of all issued and outstanding shares of capital stock of the Company, and own such shares as set forth on Schedule 2.4, free and clear of all Liens, restrictions and claims of any kind.

2.5 Authorized Capitalization. Schedule 2.5(a) sets forth, as of the date hereof, with respect to the Company (a) the number of authorized shares of each class of its capital stock and (b) the number of issued and outstanding shares of each class of its capital stock. All of the issued and outstanding shares of capital stock of the Company (i) have been duly authorized and validly issued and are fully paid and nonassessable, (ii) were issued in compliance with all applicable state and Federal securities laws and (iii) were not issued in violation of any preemptive rights or rights of first refusal or similar rights. Except as set forth on Schedule 2.5(b), no preemptive rights or rights of first refusal or similar rights exist with respect to any shares of capital stock of the Company and no such rights arise by virtue of or in connection with the transactions contemplated hereby; there are no outstanding or authorized rights, options, warrants, convertible securities, subscription rights, conversion rights, exchange rights or other agreements or commitments of any kind that could require the Company to issue or sell any shares of its capital stock (or securities convertible into or exchangeable for shares of its capital stock); there are no outstanding stock appreciation, phantom stock, profit participation or other similar rights with respect to the Company; there are no proxies, voting rights or other agreements or understandings with respect to the voting or transfer of the capital stock of the Company; and the Company is not obligated to redeem or otherwise acquire any of its outstanding shares of capital stock.
2.6 Title to Properties; Encumbrances. The Company holds good title to, or valid leasehold interests in, all properties and assets necessary to conduct the business of the Company in the manner carried on by the Company. All material properties and assets are free and clear of all charges, claims, security interests, Liens, pledges, mortgages, encumbrances or restriction of any kind.
2.7 No Violation. Except for any approvals, consents or waivers required with respect to those Material Contracts (as defined in Section 2.23) identified on Schedule 2.23 as requiring the consents of third parties, the execution and delivery of this Agreement by the Company and the Founders, the performance by the Company and the Founders of their respective obligations hereunder and the consummation by them of the transactions contemplated by this Agreement will not (a) contravene any provision of the Articles of Incorporation, By-Laws or other organizational or governing document of the Company, (b) violate or conflict with any law, statute, ordinance, rule, regulation, decree, writ, injunction, judgment or order of any Governmental Authority or of any arbitration award which is either applicable to, binding upon or enforceable against the Company or any Founder, (c) conflict with, result in any breach of, or constitute a default (or an event which would, with the passage of time or the giving of notice or both, constitute a default) under, or give rise to a right of payment under or the right to terminate, amend, modify, abandon or accelerate, any Material Contract which is applicable to, binding upon or enforceable against the Company or any Founder, (d) result in or require the creation or imposition of any Lien upon or with respect to any of the properties or assets of the Company or any Founder, (e) give to any individual or entity a right or claim against the Company or any Founder or (f) require the consent, approval, authorization or permit of, or filing with or notification to, any Governmental Authority, any court or tribunal or any other Person other than any SEC and other filings required to be made by Purchaser.

2.8 Records of the Company. The copies of the Articles of Incorporation, By-Laws and other documents and agreements of the Company which were provided to Purchaser are true, accurate, and complete and reflect all amendments made through the date of this Agreement. The minute books and other records of corporate actions for the Company, all of which have been made available to Purchaser for review, were correct and complete as of the date of such review, no further entries have been made through the date of this Agreement, such minute books and records contain the true signatures of the persons purporting to have signed them, and such minute books and records contain an accurate record of all corporate actions of the shareholders and directors of the Company, taken by written consent or at a meeting or otherwise since formation. All corporate actions by the Company have been duly authorized or ratified. All accounts, books, ledgers and official and other records of the Company are accurate and complete, and there are no inaccuracies or discrepancies of any kind contained therein. The stock ledgers of the Company, which have been previously made available to Purchaser, contain accurate and complete records of all issuances, transfers and cancellations of shares of the capital stock of the Company.
2.9 Financial Statements. The Company has delivered, or shall deliver within 45 days of the Effective Time in the case of the audited financial statements for the fiscal year ended March 31, 2010, to Purchaser (a) the unaudited financial statements of the Company of the six month period ended September 30, 2009, the audited financial statements of the Company for the fiscal years ended March 31, 2009 and March 31, 2010 with the unqualified opinion of Hein & Associates (collectively, the “Financial Statements”). The balance sheets of the Company dated as of September 30, 2009 included in the Financial Statements are referred to herein as the “Current Balance Sheets.” The Financial Statements fairly present the financial position of the Company at the balance sheet dates, and the results of operations for the period covered thereby, and the Financial Statements were prepared in accordance with GAAP consistently applied throughout the period indicated. The books and records of the Company fully and fairly reflect all of the Company’s transactions, properties, assets and liabilities. There are no material special or non-recurring items of income or expense during the periods covered by the Financial Statements except as expressly noted therein, and the balance sheets included in the Financial Statements do not reflect any write-up or revaluation increasing the book value of any assets. The Financial Statements reflect all adjustments necessary for a fair presentation of the financial information contained therein.
2.10 Changes Since the Current Balance Sheet Date. Since the date of its Current Balance Sheet included in the Financial Statements, the Company has not (except as expressly permitted or required by the terms of this Agreement): (a) issued, sold, pledged, disposed of, encumbered, or authorized the issuance, sale, pledge, disposition, grant or encumbrance of any shares of its capital stock, or any options, warrants, convertible securities or other rights of any kind to acquire any shares of such capital stock or any other ownership interest of the Company; (b) declared, set aside, made, or paid any dividend or other distribution payable in cash, stock, property or otherwise of or with respect to its capital stock or other securities, or reclassified, combined, split, subdivided or redeemed, purchased or otherwise acquired, directly or indirectly, any of its capital stock or other securities; (c) paid any bonus to or increased the rate of compensation of any of its officers, salaried employees or amended any other terms of employment or engagement of such persons; (d) sold, leased or transferred any of its properties or assets or acquired (including, without limitation, for cash or shares of stock (or other securities or equity interests), by merger, consolidation, or acquisition of stock (or other securities or equity interests) or assets) any interest in any corporation, limited liability company, partnership or other business, business organization or division thereof or properties or assets; (e) made or obligated itself to make capital expenditures; (f) made any payment in respect of, or otherwise discharged or satisfied, any claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise) other than in the ordinary course of business consistent with past practice; (g) except in the ordinary course of business (i) incurred any obligations or liabilities (including, without limitation, any indebtedness for borrowed money, issuance of any debt securities, or the assumption, guarantee, or endorsement of the obligations of any Person), or (ii) entered into any transaction or series of transactions involving in excess of $25,000 in the aggregate, except for this Agreement and the transactions contemplated hereby; (h) suffered any theft, damage, destruction or casualty loss in excess of $25,000 in the aggregate for losses not covered by insurance, and in excess of $75,000 in the aggregate for losses covered by insurance; (i) suffered any extraordinary losses (whether or not covered by insurance); (j) waived, canceled, compromised or released any rights having a value in excess of $25,000 in the aggregate; (k) made or adopted any change in its accounting practice or policies; (l) made any adjustment to its books and records other than in respect of the conduct of its business activities in the ordinary course consistent with past practice; (m) entered into any transaction with any Founder or any Affiliate of the Company or the Founders, (n) entered into any employment agreement; (o) terminated, amended or modified any agreement involving an amount in excess of $25,000 in the aggregate; (p) imposed any security interest or other Lien on any of its assets other than in the ordinary course of business consistent with past practice; (q) delayed paying any account payable beyond 45 days following the date on which it is due and payable except to the extent being contested in good faith; (r) made or pledged any charitable contributions; (s) acquired (including, without limitation, for cash or shares of stock (or other securities or equity interests), by merger, consolidation, or acquisition of stock (or other securities or equity interests) or assets) any interest in any corporation, partnership, limited liability company or other business organization or division thereof or any assets, or made any investment either by purchase of stock (or other securities or equity interests), contributions or property or transfer of capital; (t) entered into any other transaction or been subject to any event which has or may reasonably be expected to have a Material Adverse Effect (as defined in Section 11.1) on the Company; or (u) agreed to do or authorized any of the foregoing.
2.11 Liabilities. The Company has no liabilities or obligations, whether accrued, absolute, contingent or otherwise, except to the extent reflected on the Company’s Current Balance Sheet and not paid or discharged.

2.12 Litigation. Other than as set forth on Schedule 2.12, there is no action, suit or other legal or administrative proceeding or governmental investigation pending, or, to the knowledge of the Company and the Founders, threatened, anticipated or contemplated (a) against, by or affecting the Company or any Founder (which, in the case of the Founders, relates to or concerns the Company or for which the Company may be responsible), or any of the Company’s properties or assets, or (b) which questions the validity or enforceability of this Agreement or the transactions contemplated hereby, and there is no basis for any of the foregoing. There are no outstanding orders, decrees or stipulations issued by any Governmental Authority in any proceeding to which the Company is or was a party which have not been complied with in full or which continue to impose any obligations on the Company.
2.13 Business; Good Title to and Condition of Assets; Inventory. The Fixed Assets currently in use or necessary for the business and operations of the Company are in good operating condition, normal wear and tear excepted, and have been maintained in accordance with all applicable manufacturer’s specifications and warranties. For purposes of this Agreement, the term “Fixed Assets” means all equipment, supplies, leasehold improvements, furniture and fixtures, owned, used by or located on the premises of the Company or set forth on the Current Balance Sheet or acquired by the Company since the date of the Current Balance Sheet.
2.14 Compliance with Laws. Each of the Company and its Affiliates and the Founders and their Affiliates (pertaining to the business of the Company with respect to the Founders and their Affiliates) has been in material compliance with all laws, regulations and orders applicable to it, its business and operations (as conducted by it now and in the past) and any other properties and assets (in each case owned or used by it now or in the past). The Company has not been cited, fined or otherwise notified of any asserted past or present failure to comply with any laws, regulations or orders and no proceeding with respect to any such violation is pending or, to the knowledge of the Founders or the Company, threatened. The Company is not subject to any Contract, decree or injunction to which it is a party which restricts the continued operation of any business or the expansion thereof to other geographical areas, customers and suppliers or lines of business. Neither the Company, nor any of its employees or agents, has made any payment of funds in connection with its business which is prohibited by law, and no funds have been set aside to be used in connection with its business for any payment prohibited by law. Neither the Company nor the Founders is engaged in or has engaged in any course of conduct that could subject any of their respective properties to any Lien, seizure or other forfeiture under any criminal law, racketeering influenced and corrupt organizations law, civil or criminal, or other similar laws. The Company is and at all times has been in full compliance with the terms and provisions of the Immigration Reform and Control Act of 1986, as amended (the “Immigration Act”). With respect to each Employee (as defined in 8 C.F.R. 274a.1(f)) of the Company for whom compliance with the Immigration Act is required, the Company has on file a true, accurate and complete copy of (i) each Employee’s Form I-9 (Employment Eligibility Verification Form) and (ii) all other records, documents or other papers prepared, procured and/or retained pursuant to the Immigration Act. The Company has not been cited, fined, served with a Notice of Intent to Fine or with a Cease and Desist Order, nor has any action or administrative proceeding been initiated or, to the knowledge of the Founders or the Company, threatened against the Company, by the Immigration and Naturalization Service by reason of any actual or alleged failure to comply with the Immigration Act.

2.15 Labor and Employment Matters. To the knowledge of the Company and the Founders, no executive or key employee or group of employees has any plans to terminate his, her or their employment with the Company as a result of the transactions contemplated hereby or otherwise. The Company has complied with applicable laws, rules and regulations relating to employment, civil rights and equal employment opportunities, including but not limited to, the Civil Rights Act of 1964, the Fair Labor Standards Act, and the Americans with Disabilities Act, all as amended.
2.16 Employee Benefit Plans. Schedule 2.16 contains a list setting forth each employee benefit plan or arrangement of the Company, including but not limited to deferred compensation plans, stock option plans, bonus plans, stock purchase plans, hospitalization, disability and other insurance plans, separation, severance or termination pay plans and policies, in which employees, their spouses or dependents, of the Company participate (true and accurate copies of which were furnished to Purchaser).
2.17 Tax Matters. Except as set forth on Schedule 2.17, all Tax Returns required to be filed prior to the date hereof with respect to the Company or any of its respective income, properties, franchises or operations have been timely filed, each such Tax Return has been prepared in compliance with all applicable laws and regulations, and all such Tax Returns are true and accurate in all respects. All Taxes due and payable by or with respect to the Company have been paid or are accrued on the applicable Current Balance Sheet or will be accrued on the Company’s books and records as of the Closing. (i) With respect to each taxable period of the Company, either such taxable period has been audited by the relevant taxing authority or the time for assessing or collecting Taxes with respect to each such taxable period has closed and each taxable period is not subject to review by any relevant taxing authority; (ii) no deficiency or proposed adjustment which has not been settled or otherwise resolved for any amount of Taxes has been asserted or assessed by any taxing authority against the Company; (iii) the Company has not consented to extend the time in which any Taxes may be assessed or collected by any taxing authority; (iv) the Company has not requested or been granted an extension of the time for filing any Tax Return to a date later than the Closing; (v) there is no action, suit, taxing authority proceeding, or audit or claim for refund now in progress, pending or, to the knowledge of the Founders or the Company, threatened against or with respect to the Company regarding Taxes; (vi) the Company has not made an election or filed a consent under Section 341(f) of the Code (or any corresponding provision of state, local or foreign law) on or prior to the Closing; (vii) there are no Liens for Taxes (other than for current Taxes not yet due and payable) upon the assets of the Company; (viii) the Company will not be required (A) as a result of a change in method of accounting for a taxable period ending on or prior to the Closing, to include any adjustment under Section 481(c) of the Code (or any corresponding provision of state, local or foreign law) in taxable income for any taxable period (or portion thereof) beginning after the Closing or (B) as a result of any “closing agreement,” as described in Section 7121 of the Code (or any corresponding provision of state, local or foreign law), to include any item of income or exclude any item of deduction from any taxable period (or portion thereof) beginning after the Closing; (ix) the Company has not been a member of an affiliated group (as defined in Section 1504 of the Code) or filed or been included in a combined, consolidated or unitary income Tax Return; (x) the Company is not a party to or bound by any tax allocation or tax sharing agreement and has no current or potential contractual obligation to indemnify any other Person with respect to Taxes; (xi) there is no basis for any taxing authority to claim or assess any additional Taxes against the Company for any period for which Tax Returns have been filed; (xii) the Company has not made any payments nor, is or will become obligated (under any contract entered into on or before the Closing) to make any payments, that will be non-deductible under Section 280G of the Code (or any corresponding provision of state, local or foreign law); (xiv) no claim has ever been made by a taxing authority in a jurisdiction where the Company does not file Tax Returns that the Company is or may be subject to Taxes assessed by such jurisdiction; (xv) the Company does not have any permanent establishment in any foreign country, as defined in the relevant tax treaty between the United States of America and such foreign country; (xvi) true, correct and complete copies of all income and sales Tax Returns filed by or with respect to the Company for the past three years have been furnished or made available to Purchaser; (xvii) except as provided in the Current Balance Sheet updated to Closing, the Company will not be subject to any Taxes imposed pursuant to Section 1374 or Section 1375 of the Code (or any corresponding provision of state, local or foreign law); and (xviii) no sales or use tax will be payable by the Company or Purchaser or transferee as a result of the transactions contemplated by this Agreement, and there will be no non-recurring intangible tax, documentary stamp tax other than on the Purchaser Common Stock, or other excise tax (or comparable tax imposed by any governmental entity) as a result of the transactions contemplated by this Agreement.
2.18 Insurance. The Company is covered by valid, outstanding enforceable policies of insurance issued to it by reputable insurers covering its properties, assets and business against risks of the nature normally insured against by similar entities in the same or similar lines of business in coverage amounts typically and reasonably carried by such entities (the “Insurance Policies”). Such Insurance Policies are in full force and effect, and all premiums due thereon have been paid through the date of this Agreement and will be paid or properly accrued for payment on the Company’s financial statements in accordance with GAAP consistently applied through the Closing. The Company has complied with the provisions of such Insurance Policies applicable to it, and has provided Purchaser copies of all Insurance Policies and all amendments and riders thereto. There is no pending claim under any of the Insurance Policies, including any claim for loss or damage to the properties, assets or business of the Company. The Company has not failed to give, in a timely manner, any notice required under any of the Insurance Policies to preserve its rights thereunder.
2.19 Receivables. Subject to the allowance for doubtful accounts, if any, set forth on the Current Balance Sheets, as reasonably adjusted since the date of the Current Balance Sheets in the ordinary course of business, consistent with GAAP, all of the Receivables set forth on the Current Balance Sheets represent valid obligations arising from sales actually made or services actually performed by the Company. For purposes of this Agreement, the term “Receivables” means all receivables of the Company.
2.20 Licenses and Permits. The Company possesses all licenses, approvals, permits or authorizations from Governmental Authorities (collectively, the “Permits”) for its business and operations. All such Permits are valid and in full force and effect, the Company is in compliance with the respective requirements thereof, and no proceeding is pending or, to the knowledge of the Founders or the Company, threatened to revoke or amend any of them. None of such Permits is or will be impaired or in any way affected by the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby.

2.21 Adequacy of the Assets; Relationships with Customers and Suppliers; Affiliated Transactions. The Company has full legal right, title and interest in all of the assets and properties necessary for the conduct of the business of the Company in the manner in which and to the extent to which such business is currently being conducted. No current supplier to the Company of items useful in the conduct of its business has threatened to terminate or materially alter its business relationship with the Company for any reason. The Company does not have any direct or indirect interest in any customer, supplier or competitor of the Company or in any Person from whom or to whom the Company leases real or personal property. No officer, director or Founder, nor any person related by blood or marriage to any such person, nor any entity in which any such person owns any beneficial interest, is a party to any Contract or transaction with the Company or has any interest in any property used by the Company.
2.22 Intellectual Property. The Company has full legal right, title and interest in (or, in the case of licenses, full right to use) and to all trademarks, service marks, trade names, copyrights, know-how, patents, trade secrets, licenses (including licenses for the use of computer software programs), and other intellectual property used in the conduct of its business (the “Intellectual Property”). To the knowledge of the Company and the Founders, the conduct of the business of the Company as presently conducted, and the unrestricted conduct and the unrestricted use and exploitation of the Intellectual Property, does not infringe or misappropriate any rights held or asserted by any Person and, to the knowledge of the Company and the Founders, no Person is infringing on any Intellectual Property. No payments, other than for standard software licenses in the ordinary course of business, are required for the continued use of the Intellectual Property. Except as set forth on Schedule 2.22, none of the Intellectual Property has ever been declared invalid or unenforceable, or is the subject of any pending or threatened action for opposition, cancellation, declaration, infringement, or invalidity, unenforceability or misappropriation or like claim, action or proceeding.
2.23 Contracts. Schedule 2.23 sets forth a list of each Material Contract (as defined below), true, correct and complete copies of which have been provided to Purchaser. Schedule 2.23 identifies certain Material Contracts identified therein that require the consents of third parties to the transactions contemplated hereby. The copy of each Material Contract furnished to Purchaser is a true and complete copy of the document it purports to represent and reflects all amendments thereto made through the date of this Agreement. The Company has not violated any of the terms or conditions of any Material Contract or any term or condition which would permit termination or material modification of any Material Contract, to the knowledge of the Company and the Founders all of the covenants have been performed by any other party thereto and have been fully performed, and there are no claims for breach or indemnification or notice of default or termination under any Material Contract. No event has occurred which constitutes, or after notice or the passage of time, or both, would constitute, a default by the Company under any Material Contract, and to the knowledge of the Company and the Founders no such event has occurred which constitutes or would constitute a default by any other party. The Company is not subject to any liability or payment resulting from renegotiation of amounts paid under any Material Contract.

As used in this Section 2.23, “Material Contracts” shall mean formal or informal, written or oral, (a) loan agreements, promissory notes, indentures, mortgages, pledges, hypothecations, deeds of trust, conditional sale or title retention agreements, security agreements, equipment financing obligations or guaranties, or other sources of contingent liability in respect of any indebtedness or obligations to any other Person, or letters of intent or commitment letters with respect to same (other than those which provide for annual payments of less than $5,000 individually and $10,000 in the aggregate); (b) contracts obligating the Company to provide or obtain products or services for a period of one year or more, (other than those which provide for annual payments of less than $5,000 individually and $10,000 in the aggregate); (c) leases of real property; (d) leases of personal property (other than those which provide for annual payments of less than $5,000 individually and $10,000 in the aggregate); (e) agreements providing for an independent contractor’s services, or letters of intent with respect to same (other than those which provide for annual payments of less than $5,000 individually and $10,000 in the aggregate); (f) employment agreements, management service agreements, consulting agreements, confidentiality agreements, non-competition agreements and any other agreements relating to any employee, officer or director of the Company; (g) licenses, assignments or transfers of trademarks, trade names, service marks, patents, copyrights, trade secrets or know how, or other agreements regarding proprietary rights or intellectual property; (h) contracts relating to pending capital expenditures by the Company (other than those which provide for annual payments of less than $5,000 individually and $10,000 in the aggregate); (i) non-competition agreements restricting the Company in any manner, (j) any contracts obligating the Company to make payments in excess of $15,000, in the aggregate, over the remaining term of such contract; and (k) all other Contracts or understandings which are material to the Company, or its respective businesses, assets or properties, irrespective of subject matter and whether or not in writing.
2.24 No Commissions. Neither the Company nor any Founder has incurred any obligation for any finder’s or broker’s or agent’s fees or commissions or similar compensation in connection with the transactions contemplated hereby.
2.25 Investment Intent; Accredited Investor Status; Securities Documents. The Company and the Founders have had the opportunity to discuss the transactions contemplated hereby with Purchaser and have had the opportunity to obtain such information pertaining to Purchaser as has been requested, including but not limited to filings made by Purchaser with the SEC under the Exchange Act. Each of the Founders is an “accredited investor” within the meaning of Regulation D promulgated under the Securities Act, and has such knowledge and experience in business or financial matters that he or she is capable of evaluating the merits and risks of an investment in the Purchaser Common Stock. Each of the Founders hereby represents and warrants that he can bear the economic risk of losing his investment in the Purchaser Common Stock and has adequate means for providing for his, her or its current financial needs and contingencies. Copies of Purchaser’s Annual Report on Form 10-K for the year ended December 31, 2008 (the “10-K”) and all Purchaser Reports filed with the SEC since the filing of the 10-K have been made available to and reviewed by each of the Founders.

ARTICLE III.
REPRESENTATIONS AND WARRANTIES OF RADICAL INVESTMENTS LP AND
RADICAL HOLDINGS LP
As a material inducement to the Founders and the Company to enter into this Agreement and to consummate the transactions contemplated hereby, each of Radical Investments LP and Holdings, jointly and severally, makes the following representations and warranties to the Founders and the Company.
3.1 Organization. Each of Radical Investments LP and Holdings is a limited partnership duly formed, validly existing, and in good standing under the laws of the State of Texas. Each of Radical Investments LP and Holdings has the limited partnership power and authority to conduct its business as it is presently being conducted and to own or use its properties and assets.
3.2 Authority. Each of Radical Investments LP and Holdings has the requisite limited partnership power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. This Agreement has been duly authorized, executed and delivered by each of Radical Investments LP and Holdings and constitutes a valid and binding obligation of each of them, enforceable in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency or other similar laws or equitable principles affecting the enforcement of creditors’ rights generally.
3.3 Investment Intent; Accredited Investor Status. Holdings has had the opportunity to discuss the transactions contemplated hereby with Purchaser and has had the opportunity to obtain such information pertaining to Purchaser as has been requested, including but not limited to filings made by Purchaser with the SEC under the Exchange Act. Holdings is an “accredited investor” within the meaning of Regulation D promulgated under the Securities Act, and has such knowledge and experience in business or financial matters that it is capable of evaluating the merits and risks of an investment in the Purchaser Common Stock. Holdings hereby represents and warrants that it can bear the economic risk of losing its investment in the Purchaser Common Stock.
ARTICLE IV.
REPRESENTATIONS AND WARRANTIES OF PURCHASER
As a material inducement to the Founders and the Company to enter into this Agreement and to consummate the transactions contemplated hereby, the Purchaser makes the following representations and warranties to the Founders and the Company.
4.1 Organization. Purchaser is a corporation duly organized, validly existing, and in good standing under the laws of the State of Nevada. Purchaser has the corporate power and authority to conduct its business as it is presently being conducted and to own or use its properties and assets.

4.2 Authority. Purchaser has the requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. This Agreement has been duly authorized, executed and delivered by Purchaser and constitutes a valid and binding obligation of Purchaser, enforceable in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency or other similar laws or equitable principles affecting the enforcement of creditors’ rights generally.
4.3 Authorized Capitalization. The authorized capital stock of Purchaser consists solely of 500,000,000 shares of Purchaser Common Stock and 5,000,000 shares of preferred stock, of which 531,321 shares of Purchaser Common Stock, 4,392,286 share of Series A Convertible Preferred Stock and 69,726 shares of Series B Convertible Preferred Stock are validly issued and outstanding, fully paid and non-assessable. There are no outstanding options or other agreements of any nature relating to the issuance of any shares of capital stock of Purchaser except as contemplated by this Agreement. All of the issued and outstanding shares of capital stock of the Purchaser (i) have been duly authorized and validly issued and are fully paid and nonassessable, and (ii) were issued in compliance with all applicable state and Federal securities laws. There are no outstanding or authorized rights, options, warrants, convertible securities, subscription rights, conversion rights, exchange rights or other agreements or commitments of any kind that could require the Purchaser to issue or sell any shares of its capital stock (or securities convertible into or exchangeable for shares of its capital stock); there are no outstanding stock appreciation, phantom stock, profit participation or other similar rights with respect to the Purchaser; there are no proxies, voting rights or other agreements or understandings with respect to the voting or transfer of the capital stock of the Purchaser; and the Purchaser is not obligated to redeem or otherwise acquire any of its outstanding shares of capital stock.
4.4 Subsidiaries. Other than Disclive, Inc., a Delaware corporation, and IMKI Ventures, Inc., a Delaware corporation, the Purchaser does not own any interest in any corporation or other entity, and the Purchaser is not a participant in any partnership or any joint venture with any third party.
4.5 Title to Properties; Encumbrances. The Purchaser holds good title to, or valid leasehold interests in, all properties and assets necessary to conduct the business of the Purchaser in the manner carried on by the Purchaser. All material properties and assets are free and clear of all charges, claims, security interests, Liens, pledges, mortgages, encumbrances or restriction of any kind.
4.6 No Violation. The execution and delivery of this Agreement by the Purchaser, the performance by the Purchaser of its respective obligations hereunder and the consummation by it of the transactions contemplated by this Agreement will not (a) contravene any provision of the Articles of Incorporation, By-Laws or other organizational or governing document of the Purchaser, (b) violate or conflict with any law, statute, ordinance, rule, regulation, decree, writ, injunction, judgment or order of any Governmental Authority or of any arbitration award which is either applicable to, binding upon or enforceable against the Purchaser, (c) conflict with, result in any breach of, or constitute a default (or an event which would, with the passage of time or the giving of notice or both, constitute a default) under, or give rise to a right of payment under or the right to terminate, amend, modify, abandon or accelerate, any Material Contract which is applicable to, binding upon or enforceable against the Purchaser, (d) result in or require the creation or imposition of any Lien upon or with respect to any of the properties or assets of the Purchaser, or (e) give to any individual or entity a right or claim against the Purchaser.

4.7 Records of the Purchaser. The copies of the Articles of Incorporation, By-Laws and other documents and agreements of the Purchaser which were provided to the Company and the Founders are true, accurate, and complete and reflect all amendments made through the date of this Agreement. The minute books and other records of corporate actions for the Purchaser, all of which have been made available to the Company and the Founders for review, were correct and complete as of the date of such review, no further entries have been made through the date of this Agreement, such minute books and records contain the true signatures of the persons purporting to have signed them, and such minute books and records contain an accurate record of all corporate actions of the shareholders and directors of the Purchaser, taken by written consent or at a meeting or otherwise since formation. All corporate actions by the Purchaser have been duly authorized or ratified. All accounts, books, ledgers and official and other records of the Purchaser are accurate and complete, and there are no inaccuracies or discrepancies of any kind contained therein. The stock ledgers of the Purchaser, which have been previously made available to the Company and the Founders, contain accurate and complete records of all issuances, transfers and cancellations of shares of the capital stock of the Purchaser.
4.8 Financial Statements. The Purchaser has delivered, or shall deliver prior to the Effective Time in the case of the audited financial statements for the fiscal year ended December 31, 2010, to Purchaser (a) the audited financial statements of the Purchaser for the fiscal years ended December 31, 2008 and December 31, 2009 with the unqualified opinion of Hein & Associates (collectively, the “Purchaser Financial Statements”). The balance sheets of the Purchaser dated as of December 31, 2009 included in the Purchaser Financial Statements are referred to herein as the “Purchaser Current Balance Sheets.” The Purchaser Financial Statements fairly present the financial position of the Purchaser at the balance sheet dates, and the results of operations for the period covered thereby, and the Purchaser Financial Statements were prepared in accordance with GAAP consistently applied throughout the period indicated. The books and records of the Purchaser fully and fairly reflect all of the Purchaser’s transactions, properties, assets and liabilities. There are no material special or non-recurring items of income or expense during the periods covered by the Purchaser Financial Statements except as expressly noted therein, and the balance sheets included in the Purchaser Financial Statements do not reflect any write-up or revaluation increasing the book value of any assets. The Purchaser Financial Statements reflect all adjustments necessary for a fair presentation of the financial information contained therein.

4.9 Changes Since the Purchaser Current Balance Sheet Date. Since the date of the Purchaser Current Balance Sheet included in the Purchaser Financial Statements, the Purchaser has not (except as expressly permitted or required by the terms of this Agreement): (a) issued, sold, pledged, disposed of, encumbered, or authorized the issuance, sale, pledge, disposition, grant or encumbrance of any shares of its capital stock, or any options, warrants, convertible securities or other rights of any kind to acquire any shares of such capital stock or any other ownership interest of the Purchaser; (b) declared, set aside, made, or paid any dividend or other distribution payable in cash, stock, property or otherwise of or with respect to its capital stock or other securities, or reclassified, combined, split, subdivided or redeemed, purchased or otherwise acquired, directly or indirectly, any of its capital stock or other securities; (c) paid any bonus to or increased the rate of compensation of any of its officers, salaried employees or amended any other terms of employment or engagement of such persons; (d) sold, leased or transferred any of its properties or assets or acquired (including, without limitation, for cash or shares of stock (or other securities or equity interests), by merger, consolidation, or acquisition of stock (or other securities or equity interests) or assets) any interest in any corporation, limited liability company, partnership or other business, business organization or division thereof or properties or assets; (e) made or obligated itself to make capital expenditures; (f) made any payment in respect of, or otherwise discharged or satisfied, any claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise) other than in the ordinary course of business consistent with past practice; (g) except in the ordinary course of business (i) incurred any obligations or liabilities (including, without limitation, any indebtedness for borrowed money, issuance of any debt securities, or the assumption, guarantee, or endorsement of the obligations of any Person), or (ii) entered into any transaction or series of transactions involving in excess of $25,000 in the aggregate, except for this Agreement and the transactions contemplated hereby; (h) suffered any theft, damage, destruction or casualty loss in excess of $25,000 in the aggregate for losses not covered by insurance, and in excess of $75,000 in the aggregate for losses covered by insurance; (i) suffered any extraordinary losses (whether or not covered by insurance); (j) waived, canceled, compromised or released any rights having a value in excess of $25,000 in the aggregate; (k) made or adopted any change in its accounting practice or policies; (l) made any adjustment to its books and records other than in respect of the conduct of its business activities in the ordinary course consistent with past practice; (m) entered into any transaction with any Affiliate of the Purchaser, (n) entered into any employment agreement; (o) terminated, amended or modified any agreement involving an amount in excess of $25,000 in the aggregate; (p) imposed any security interest or other Lien on any of its assets other than in the ordinary course of business consistent with past practice; (q) delayed paying any account payable beyond 45 days following the date on which it is due and payable except to the extent being contested in good faith; (r) made or pledged any charitable contributions; (s) acquired (including, without limitation, for cash or shares of stock (or other securities or equity interests), by merger, consolidation, or acquisition of stock (or other securities or equity interests) or assets) any interest in any corporation, partnership, limited liability company or other business organization or division thereof or any assets, or made any investment either by purchase of stock (or other securities or equity interests), contributions or property or transfer of capital; (t) entered into any other transaction or been subject to any event which has or may reasonably be expected to have a Material Adverse Effect (as defined in Section 11.1) on the Purchaser; or (u) agreed to do or authorized any of the foregoing.

4.10 Liabilities. The Purchaser has no liabilities or obligations, whether accrued, absolute, contingent or otherwise, except to the extent reflected on the Purchaser Current Balance Sheet and not paid or discharged.
4.11 Litigation. There is no action, suit or other legal or administrative proceeding or governmental investigation pending, or, to the knowledge of the Purchaser, threatened, anticipated or contemplated (a) against, by or affecting the Purchaser, or any of the Purchaser’s properties or assets, or (b) which questions the validity or enforceability of this Agreement or the transactions contemplated hereby, and there is no basis for any of the foregoing. There are no outstanding orders, decrees or stipulations issued by any Governmental Authority in any proceeding to which the Purchaser is or was a party which have not been complied with in full or which continue to impose any obligations on the Purchaser.
4.12 Business; Good Title to and Condition of Assets; Inventory. The Fixed Assets currently in use or necessary for the business and operations of the Purchaser are in good operating condition, normal wear and tear excepted, and have been maintained in accordance with all applicable manufacturer’s specifications and warranties. For purposes of this Agreement, the term “Fixed Assets” means all equipment, supplies, leasehold improvements, furniture and fixtures, owned, used by or located on the premises of the Purchaser or set forth on the Purchaser Current Balance Sheet or acquired by the Purchaser since the date of the Purchaser Current Balance Sheet.
4.13 Compliance with Laws. The Purchaser has been in material compliance with all laws, regulations and orders applicable to it, its business and operations (as conducted by it now and in the past) and any other properties and assets (in each case owned or used by it now or in the past). The Purchaser has not been cited, fined or otherwise notified of any asserted past or present failure to comply with any laws, regulations or orders and no proceeding with respect to any such violation is pending or, to the knowledge of the Purchaser, threatened. The Purchaser is not subject to any Contract, decree or injunction to which it is a party which restricts the continued operation of any business or the expansion thereof to other geographical areas, customers and suppliers or lines of business. Neither the Purchaser, nor any of its employees or agents, has made any payment of funds in connection with its business which is prohibited by law, and no funds have been set aside to be used in connection with its business for any payment prohibited by law. The Purchaser is not engaged in nor has engaged in any course of conduct that could subject any of their respective properties to any Lien, seizure or other forfeiture under any criminal law, racketeering influenced and corrupt organizations law, civil or criminal, or other similar laws. The Purchaser is and at all times has been in full compliance with the terms and provisions of the Immigration Reform and Control Act of 1986, as amended (the “Immigration Act”). With respect to each Employee (as defined in 8 C.F.R. 274a.1(f)) of the Purchaser for whom compliance with the Immigration Act is required, the Purchaser has on file a true, accurate and complete copy of (i) each Employee’s Form I-9 (Employment Eligibility Verification Form) and (ii) all other records, documents or other papers prepared, procured and/or retained pursuant to the Immigration Act. The Purchaser has not been cited, fined, served with a Notice of Intent to Fine or with a Cease and Desist Order, nor has any action or administrative proceeding been initiated or, to the knowledge of the Purchaser, threatened against the Purchaser, by the Immigration and Naturalization Service by reason of any actual or alleged failure to comply with the Immigration Act.

4.14 Labor and Employment Matters. To the knowledge of the Purchaser, no executive or key employee or group of employees has any plans to terminate his, her or their employment with the Purchaser as a result of the transactions contemplated hereby or otherwise. The Purchaser has complied with applicable laws, rules and regulations relating to employment, civil rights and equal employment opportunities, including but not limited to, the Civil Rights Act of 1964, the Fair Labor Standards Act, and the Americans with Disabilities Act, all as amended.
4.15 Tax Matters. All Tax Returns required to be filed prior to the date hereof with respect to the Purchaser or any of its respective income, properties, franchises or operations have been timely filed, each such Tax Return has been prepared in compliance with all applicable laws and regulations, and all such Tax Returns are true and accurate in all respects. All Taxes due and payable by or with respect to the Purchaser have been paid or are accrued on the applicable Purchaser Current Balance Sheet or will be accrued on the Purchaser’s books and records as of the Closing. (i) With respect to each taxable period of the Purchaser, either such taxable period has been audited by the relevant taxing authority or the time for assessing or collecting Taxes with respect to each such taxable period has closed and each taxable period is not subject to review by any relevant taxing authority; (ii) no deficiency or proposed adjustment which has not been settled or otherwise resolved for any amount of Taxes has been asserted or assessed by any taxing authority against the Purchaser; (iii) the Purchaser has not consented to extend the time in which any Taxes may be assessed or collected by any taxing authority; (iv) the Purchaser has not requested or been granted an extension of the time for filing any Tax Return to a date later than the Closing; (v) there is no action, suit, taxing authority proceeding, or audit or claim for refund now in progress, pending or, to the knowledge of the Purchaser, threatened against or with respect to the Purchaser regarding Taxes; (vi) the Purchaser has not made an election or filed a consent under Section 341(f) of the Code (or any corresponding provision of state, local or foreign law) on or prior to the Closing; (vii) there are no Liens for Taxes (other than for current Taxes not yet due and payable) upon the assets of the Purchaser; (viii) the Purchaser will not be required (A) as a result of a change in method of accounting for a taxable period ending on or prior to the Closing, to include any adjustment under Section 481(c) of the Code (or any corresponding provision of state, local or foreign law) in taxable income for any taxable period (or portion thereof) beginning after the Closing or (B) as a result of any “closing agreement,” as described in Section 7121 of the Code (or any corresponding provision of state, local or foreign law), to include any item of income or exclude any item of deduction from any taxable period (or portion thereof) beginning after the Closing; (ix) the Purchaser has not been a member of an affiliated group (as defined in Section 1504 of the Code) or filed or been included in a combined, consolidated or unitary income Tax Return; (x) the Purchaser is not a party to or bound by any tax allocation or tax sharing agreement and has no current or potential contractual obligation to indemnify any other Person with respect to Taxes; (xi) there is no basis for any taxing authority to claim or assess any additional Taxes against the Purchaser for any period for which Tax Returns have been filed; (xii) the Purchaser has not made any payments nor, is or will become obligated (under any contract entered into on or before the Closing) to make any payments, that will be non-deductible under Section 280G of the Code (or any corresponding provision of state, local or foreign law); (xiv) no claim has ever been made by a taxing authority in a jurisdiction where the Purchaser does not file Tax Returns that the Purchaser is or may be subject to Taxes assessed by such jurisdiction; (xv) the Purchaser does not have any permanent establishment in any foreign country, as defined in the relevant tax treaty between the United States of America and such foreign country; (xvi) true, correct and complete copies of all income and sales Tax Returns filed by or with respect to the Purchaser for the past three years have been furnished or made available to the Company; (xvii) except as provided in the Purchaser Current Balance Sheet, the Purchaser will not be subject to any Taxes imposed pursuant to Section 1374 or Section 1375 of the Code (or any corresponding provision of state, local or foreign law); and (xviii) no sales or use tax will be payable by the Company or Purchaser or transferee as a result of the transactions contemplated by this Agreement, and there will be no non-recurring intangible tax, documentary stamp tax other than on the Purchaser Common Stock, or other excise tax (or comparable tax imposed by any governmental entity) as a result of the transactions contemplated by this Agreement.
4.16 Insurance. The Purchaser is covered by valid, outstanding enforceable policies of insurance issued to it by reputable insurers covering its properties, assets and business against risks of the nature normally insured against by similar entities in the same or similar lines of business in coverage amounts typically and reasonably carried by such entities (the “Insurance Policies”). Such Insurance Policies are in full force and effect, and all premiums due thereon have been paid through the date of this Agreement and will be paid or properly accrued for payment on the Purchaser’s financial statements in accordance with GAAP consistently applied through the Closing. The Purchaser has complied with the provisions of such Insurance Policies applicable to it, and has provided the Company copies of all Insurance Policies and all amendments and riders thereto. There is no pending claim under any of the Insurance Policies, including any claim for loss or damage to the properties, assets or business of the Purchaser. The Purchaser has not failed to give, in a timely manner, any notice required under any of the Insurance Policies to preserve its rights thereunder.
4.17 Receivables. Subject to the allowance for doubtful accounts, if any, set forth in the Purchaser Current Balance Sheets, as reasonably adjusted since the date of the Purchaser Current Balance Sheets in the ordinary course of business, consistent with GAAP, all of the Purchaser Receivables set forth on the Purchaser Current Balance Sheet represent valid obligations arising from sales actually made or services actually performed by Purchaser. For purposes of this Agreement, the term “Purchaser Receivables” means all receivables of Purchaser.
4.18 Licenses and Permits. The Purchaser possesses all licenses, approvals, permits or authorizations from Governmental Authorities (collectively, the “Purchaser Permits”) for its business and operations. All such Purchaser Permits are valid and in full force and effect, the Purchaser is in compliance with the respective requirements thereof, and no proceeding is pending or, to the knowledge of the Purchaser, threatened to revoke or amend any of them. None of such Purchaser Permits is or will be impaired or in any way affected by the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby.

4.19 Adequacy of the Assets; Relationships with Customers and Suppliers; Affiliated Transactions. The Purchaser has full legal right, title and interest in all of the assets and properties necessary for the conduct of the business of the Purchaser in the manner in which and to the extent to which such business is currently being conducted. No current supplier to the Purchaser of items useful in the conduct of its business has threatened to terminate or materially alter its business relationship with the Purchaser for any reason. No officer or director, nor any person related by blood or marriage to any such person, nor any entity in which any such person owns any beneficial interest, is a party to any Contract or transaction with the Purchaser or has any interest in any property used by the Purchaser, except as has been disclosed in public filings made by the Purchaser.
4.20 Intellectual Property. Purchaser has full legal right, title and interest in (or, in the case of licenses, full right to use) and to all trademarks, service marks, trade names, copyrights, know-how, patents, trade secrets, licenses (including licenses for the use of computer software programs), and other intellectual property used in the conduct of its business (the “Purchaser Intellectual Property”). To the knowledge of the Purchaser, the conduct of the business of the Purchaser as presently conducted, and the unrestricted conduct and the unrestricted use and exploitation of the Purchaser Intellectual Property, does not infringe or misappropriate any rights held or asserted by any Person and, to the knowledge of the Purchaser, no Person is infringing on any Purchaser Intellectual Property. No payments, other than for standard software licenses in the ordinary course of business, are required for the continued use of the Purchaser Intellectual Property. None of the Purchaser Intellectual Property has ever been declared invalid or unenforceable, or is the subject of any pending or threatened action for opposition, cancellation, declaration, infringement, or invalidity, unenforceability or misappropriation or like claim, action or proceeding.
4.21 Contracts. Each Purchaser Material Contract (as defined below) of Purchaser, has been publicly filed by Purchaser. Purchaser has not violated any of the terms or conditions of any Purchaser Material Contract or any term or condition which would permit termination or material modification of any Material Contract, to the knowledge of Purchaser all of the covenants have been performed by any other party thereto and have been fully performed, and there are no claims for breach or indemnification or notice of default or termination under any Purchaser Material Contract. No event has occurred which constitutes, or after notice or the passage of time, or both, would constitute, a default by the Purchaser under any Purchaser Material Contract, and to the knowledge of Purchaser no such event has occurred which constitutes or would constitute a default by any other party. Purchaser is not subject to any liability or payment resulting from renegotiation of amounts paid under any Purchaser Material Contract.

As used in this Section 4.21, “Purchaser Material Contracts” shall mean formal or informal, written or oral, (a) loan agreements, promissory notes, indentures, mortgages, pledges, hypothecations, deeds of trust, conditional sale or title retention agreements, security agreements, equipment financing obligations or guaranties, or other sources of contingent liability in respect of any indebtedness or obligations to any other Person, or letters of intent or commitment letters with respect to same (other than those which provide for annual payments of less than $5,000 individually and $10,000 in the aggregate); (b) contracts obligating the Purchaser to provide or obtain products or services for a period of one year or more, (other than those which provide for annual payments of less than $5,000 individually and $10,000 in the aggregate); (c) leases of real property; (d) leases of personal property (other than those which provide for annual payments of less than $5,000 individually and $10,000 in the aggregate); (e) agreements providing for an independent contractor’s services, or letters of intent with respect to same (other than those which provide for annual payments of less than $5,000 individually and $10,000 in the aggregate); (f) employment agreements, management service agreements, consulting agreements, confidentiality agreements, non-competition agreements and any other agreements relating to any employee, officer or director of the Purchaser; (g) licenses, assignments or transfers of trademarks, trade names, service marks, patents, copyrights, trade secrets or know how, or other agreements regarding proprietary rights or intellectual property; (h) contracts relating to pending capital expenditures by the Purchaser (other than those which provide for annual payments of less than $5,000 individually and $10,000 in the aggregate); (i) non-competition agreements restricting the Purchaser in any manner, (j) any contracts obligating the Purchaser to make payments in excess of $15,000, in the aggregate, over the remaining term of such contract; and (k) all other Contracts or understandings which are material to the Purchaser, or its respective businesses, assets or properties, irrespective of subject matter and whether or not in writing.
4.22 No Commissions. The Purchaser has not incurred any obligation for any finder’s or broker’s or agent’s fees or commissions or similar compensation in connection with the transactions contemplated hereby.
ARTICLE V.
CONDUCT OF BUSINESS PENDING THE CLOSING
5.1 Conduct of Business by the Company Pending the Closing. The Company and the Founders, jointly and severally, covenant and agree that, except as otherwise expressly required or permitted by the terms of this Agreement, between the date of this Agreement and the Closing, the business of the Company shall be conducted only in, and the Company shall not take any action except in, the ordinary course of business consistent with past practice. Each of the Company and the Founders shall use its or his reasonable best efforts to preserve intact the Company’s business, to keep available the services of its current officers, employees and consultants, and to preserve its present relationships with customers, suppliers and other Persons with which it has significant business relations. By way of amplification and not limitation, the Company shall not, and the Founders shall cause the Company not to, except as expressly required or permitted by the terms of this Agreement, directly or indirectly, do or propose or agree to do any of the following without the prior written consent of Purchaser.
(a)	amend or otherwise change its Articles of Incorporation, By-Laws or equivalent organizational documents;

(b)
issue, sell, pledge, dispose of, encumber, or authorize the issuance, sale, pledge, disposition, grant or encumbrance of (i) any of its assets, tangible or intangible, except in the ordinary course of business consistent with past practice or (ii) any shares of its capital stock of any class, or any options, warrants, convertible securities or other rights of any kind to acquire any shares of such capital stock, or any other ownership interest, of it;

(c)	declare, set aside, make or pay any dividend or other distribution, payable in cash, stock, property or otherwise, with respect to any of its capital stock or other securities;

(d)	reclassify, combine, split, subdivide or redeem, purchase or otherwise acquire, directly or indirectly, any of its capital stock or other securities;

(e)
(i) sell, lease or transfer any of its properties or assets, or acquire (including, without limitation, for cash or shares of stock, by merger, consolidation or acquisition of stock or assets) any interest in any corporation, limited liability company, partnership or other business organization or division thereof or any assets other than in the ordinary course of business consistent with past practice; or make any investment either by purchase of stock (or membership interests or partnership interests) or securities, contributions of capital or property transfer or, except in the ordinary course of business consistent with past practice, purchase any property or assets of any other Person; (ii) make or obligate itself to make capital expenditures out of the ordinary course of business consistent with past practice; (iii) incur any indebtedness for borrowed money or, other than in the ordinary course of business consistent with past practice, incur any other obligations or liabilities; (iv) issue any debt securities or assume, guarantee or endorse or otherwise as an accommodation become responsible for, the obligations of any Person, or make any loans or advances; (v) modify, terminate, amend or enter into any Contract other than as expressly required or permitted herein or in the ordinary course of business consistent with past practice; or (vi) impose any security interest or other Lien on any of its assets other than in the ordinary course of business consistent with past practice;

(f)
pay any bonus to its employees or officers, or increase the compensation payable or to become payable to its officers or employees or, except as presently bound to do, grant any severance or termination pay to, or enter into any employment or severance agreement with, any of its directors, officers or employees, or establish, adopt, enter into or amend or take any action to accelerate any rights or benefits which any collective bargaining, bonus, profit sharing trust, compensation, stock option, restricted stock pension, retirement, deferred compensation, employment, termination, severance or other plan, agreement, trust, fund, policy or arrangement for the benefit of any directors, officers or employees;

(g)
pay, discharge or satisfy any existing claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction in the ordinary course of business and consistent with past practice of due and payable liabilities reflected or reserved against in its financial statements, as appropriate, or liabilities incurred after the date thereof in the ordinary course of business and consistent with past practice or delay paying any amount payable beyond 45 days following the date on which it is due, except to the extent being contested in good faith;

(h)	enter into any transaction with any Founder or any Affiliate thereof (except as expressly permitted or required by this Agreement);

(i)	make or pledge any charitable contributions; or

(j)
agree, in writing or otherwise, to take or authorize any of the foregoing actions or any action which would make any representation or warranty in Article II untrue or incorrect in any material respect.

ARTICLE VI.
ADDITIONAL AGREEMENTS
6.1 Further Assurances. Each party shall execute and deliver such additional instruments and other documents and shall take such further actions as may be reasonably necessary or appropriate to effectuate, carry out and comply with all of the terms of this Agreement and the transactions contemplated hereby.
6.2 Compliance with Covenants. The Founders shall cause the Company to comply with all of the covenants of the Company under this Agreement.
6.3 Cooperation. Each of the parties agrees to cooperate with the other in the preparation and filing of all forms, notifications, reports and information, if any, required or reasonably deemed advisable pursuant to any law, rule or regulation in connection with the transactions contemplated by this Agreement and to use their respective best efforts to agree jointly on a method to overcome any objections by any Governmental Authority to any such transactions.
6.4 Notification of Certain Matters. Each of the parties to this Agreement shall give prompt notice to the other parties of the occurrence or non-occurrence of any event which would likely cause any representation or warranty made by such party herein to be untrue or inaccurate or any covenant, condition or agreement contained herein not to be complied with or satisfied (provided, however, that any such disclosure shall not in any way be deemed to amend, modify or in any way affect the representations, warranties and covenants made by any party in or pursuant to this Agreement).

6.5 Confidentiality; Publicity. Except as may be required by law or as otherwise permitted or expressly contemplated herein, no party hereto or their respective Affiliates, employees, agents and representatives shall disclose to any third party this Agreement, the subject matter or terms hereof or any confidential information or other proprietary knowledge concerning the business or affairs of any other party which it may have acquired from such party in the course of pursuing the transactions contemplated by this Agreement without the prior consent of the other parties hereto; provided that any information that is otherwise publicly available, without breach of this provision, or has been obtained from a third party without a breach of such third party’s duties, shall not be deemed confidential information. Purchaser may make such public disclosure as it deems advisable; provided that Purchaser will utilize its reasonable best efforts to consult with the Company prior to any such disclosure. No press release or other public announcement related to this Agreement or the transactions contemplated hereby shall be issued by the Company or the Shareholders without the prior written approval of Purchaser.
6.6 No Other Discussions. Prior to the Closing, the Company, the Founders and their Affiliates, employees, agents and representatives will not (a) initiate, encourage the initiation by others of discussions or negotiations with third parties, or respond to solicitations by third persons relating to any merger, sale or other disposition of any substantial part of the assets, capital stock (or derivatives thereof), business or properties of the Company (whether by merger, consolidation, sale of stock, sale of assets, or otherwise), or (b) enter into any agreement or commitment (whether or not binding) with respect to any of the foregoing transactions. The Company and the Founders will immediately notify Purchaser if any third party attempts to initiate any solicitation, discussion, or negotiation with respect to any of the foregoing transactions, and shall provide Purchaser with the name of such third parties and the terms of any offers.
6.7 Restrictive Covenants.
(a)
In order to assure that Purchaser will realize the benefits of the Share Exchange and other transactions contemplated by this Agreement, each of the Founders agrees with Purchaser that beginning on the date hereof and ending on the two (2) year anniversary of the cessation of such Founder’s employment with the Company (the “Non-Competition Period”), such Founder shall not directly or indirectly: (1) engage in, anywhere in the Restricted Territory (as hereinafter defined), whether as an employee, agent, consultant, advisor, independent contractor, proprietor, principal, partner, shareholder, officer, director or otherwise, or have any ownership interest in (except for ownership of one percent (1%) or less of any publicly-held entity), or participate in or facilitate the financing, operation, management or control of, any entity (including through an affiliate of such entity) that directly or indirectly engages or participates in any business that is competitive with the Company based on the business of the Company as of the date of such cessation of employment, including, but not limited to, directly or indirectly engaging in, having an ownership interest in, participating in or facilitating any of the foregoing through a venture capital fund or any other entity on behalf of or for the benefit of any portfolio company of such venture capital fund; or (2) interfere with the business or approach of the Company, contact or solicit business from any person or entity that is or was a customer or supplier of the Company during the two year period preceding the date of the cessation of such Founder’s employment with the Company. “Restricted Territory” means (i) the city of Irving, Texas. (ii) all counties in the State of Texas, (iii) all other states of the United States of America and (iv) all other countries of the world; provided that, with respect to clause (iv), Company derives at least five percent (5%) of its gross revenues from such geographic area. Each Founder stipulates that the foregoing is a reasonable geographic area because of the scope of Company’s operations and such Founder’s activities, and that this paragraph creates a narrowly tailored advance approval requirement in order to avoid unfair competition and irreparable harm to Company and is not intended or to be construed as a general restraint from engaging in a lawful profession or a general covenant against competition. Further, each Founder agrees that such Founder may not avoid the purpose and intent of this paragraph by engaging in conduct within the geographically limited area from a remote location through means such as telecommunications, written correspondence, computer generated or assisted communications, or other similar methods.

(b)
The covenants contained in Section 6.7(a) shall be construed as a series of separate covenants, one for each city, county, province, state, country or other political subdivision of the Restricted Territory. Except for geographic coverage, each such separate covenant shall be deemed identical in terms to the covenants contained in Section 6.7(a). If, in any judicial proceeding, a court refuses to enforce any of such separate covenants (or any part thereof), then such unenforceable covenant (or such part) shall be eliminated from this Agreement to the extent necessary to permit the remaining separate covenants (or portions thereof) to be enforced. To the extent that the provisions of this Section 6.7(b) are deemed to exceed the time, geographic or scope limitations permitted by applicable law, then such provisions shall be reformed to the maximum time, geographic or scope limitations, as the case may be, permitted by applicable laws.

(c)
Each Founder acknowledges that: (1) such Founder is familiar with the foregoing covenants not to compete; (2) the covenants set forth in Section 6.7(a) represent only a limited restraint and allow such Founder to pursue such Founder’s business without unreasonable or unfair restrictions; (3) such Founder’s agreement as set forth herein is necessary to protect the Company from unfair competition or other improper use. Each Founder represents that such Founder is fully aware of such Founder’s obligations hereunder, and acknowledges that the limitations of length of time, geography and scope of activity agreed to in this Agreement are reasonable because, among other things: (A) the Company is engaged in a highly competitive industry; (B) such Founder has unique access to confidential information, including, without limitation, the plans and strategy (and, in particular, the competitive strategy) of the Company; and (C) this Agreement provides no more protection than is necessary to protect the Company’s interests in its confidential information.

6.8 Trading in Purchaser Common Stock. Except as otherwise expressly consented to by Purchaser in writing, (i) from the date of this Agreement until the Closing, the Shareholders will not, directly or indirectly, purchase or sell (including short sales) any shares of Purchaser Common Stock in any transactions, and (ii) for a period of three years from the Closing, the Shareholders will not, directly or indirectly, sell any shares of Purchaser Common Stock or purchase or sell any put or call options or other derivative securities (including any short sales) with respect to Purchaser Common Stock. Upon the third anniversary of the Closing, each Shareholder may sell up to 10% of the Purchaser Common Stock that such Shareholder then owns. Upon the fourth anniversary of the Closing, the Shareholders may sell all or a portion of the Purchaser Common stock that such Shareholder then owns. During such period as the market capitalization of Purchaser exceeds $100 million (based upon the most recent inside bid price and the total number of Purchaser Common Stock outstanding or potentially outstanding upon the conversion of other equity of the Purchaser) and notwithstanding anything to the contrary contained in this Section 6.8, the Shareholders may sell the Purchaser Common stock that such Shareholder then owns. In any event, the Shareholders acknowledge and covenant that each of them shall comply with applicable state and Federal laws, including securities laws, in effecting any transfer of Purchaser Common Stock.
6.9 Shareholder and Director Vote. Each of the Shareholders, in executing this Agreement, consents as director or shareholder (as applicable) of the Company, to the Share Exchange and other transactions contemplated hereby, waives notice of any meeting in connection therewith, waives any applicable dissenters’ rights, and hereby releases and waives all rights with respect to the transactions contemplated hereby under any agreements relating to the sale, purchase or voting of stock of the Company, including, without limitation, any options to acquire ownership interests in the Company.
6.10 Tax Matters. The Shareholders and Purchaser shall provide the other party with such information and records and access to such of its officers, directors, employees and agents as may be reasonably requested by the other party in connection with the preparation of any tax return or any audit or other proceeding relating to the Company.
6.11 Employment Agreement. At the Closing, Timothy M. Rice, Chetan Jaitly and Rajesh Jaitly shall enter into with Purchaser or its designee an employment agreement substantially in the form attached hereto as Schedule 6.11.
ARTICLE VII.
CONDITIONS TO THE OBLIGATIONS OF PURCHASER
The obligations of Purchaser to effect the Share Exchange and the other transactions contemplated hereby shall be subject to the fulfillment at or prior to the Closing of the following conditions, any or all of which may be waived in whole or in part by Purchaser:

7.1 Accuracy of Representations and Warranties and Compliance with Obligations. The representations and warranties of the Company and the Founders in this Agreement shall be true and correct at and as of the Closing with the same force and effect as though made at and as of that time except (i) for changes specifically permitted by this Agreement, (ii) that those representations and warranties which address matters only as of a particular date shall remain true and correct as of such date and (iii) for such matters as individually or in the aggregate do not have or would not reasonably be expected to have a Material Adverse Effect on the Company taken as a whole. The Company and the Founders shall have performed or complied with all of their obligations required by this Agreement to be performed or complied with at or prior to the Closing.
7.2 Company Common Stock. At the Closing, the Founders shall have delivered to the Purchaser certificates for Company Shares pursuant to this Agreement.
7.3 No Material Adverse Change or Destruction of Property. Between the date hereof and the Closing; (a) there shall have been no Material Adverse Change to the Company, (b) there shall have been no adverse federal, state or local legislative or regulatory change affecting in any material respect the services, products or business of the Company and (c) none of the assets of the Company shall have been damaged by fire, flood, casualty, act of God or the public enemy or other cause (regardless of insurance coverage for such damage) which damages may have a Material Adverse Effect on the Company.
7.4 Corporate Certificate. The Company shall have delivered to Purchaser (A) copies of the Articles of Incorporation of the Company certified by the Secretary of State of the State of Texas, no longer than thirty (30) days prior to the Closing and copies of the By-Laws or other similar organizational documents of the Company as in effect immediately prior to the Closing, (B) copies of resolutions adopted by the Board of Directors and Shareholders of the Company authorizing the execution and delivery of this Agreement and any related agreements and the performance of their respective obligations hereunder and thereunder, and (C) a certificate of good standing of the Company issued by the State of Texas, and each other state in which it is qualified to do business as of a date not more than thirty (30) days prior to the Closing.
7.5 Consents. The Company, the Shareholders, and Purchaser shall have received consents to the Share Exchange and the other transactions contemplated hereby and/or necessary waivers of rights to terminate or modify any material rights or obligations of the Company or the Shareholders, from any Person from whom such consent or waiver is required, including without limitation, under any Material Contract listed or required to be listed in Schedule 2.23 (acknowledging that certain contractual consents are regulated by law) or under other law or regulation as of a date not more than five days prior to the Closing, or who as a result of the transactions contemplated hereby, would have such rights to terminate or modify such Contracts or instruments, either by the terms thereof or as a matter of law.

7.6 No Adverse Litigation. There shall not be pending or threatened any action or proceeding by or before any court or other governmental body which (i) shall seek to restrain, prohibit, invalidate or collect damages arising out of the Share Exchange or the other transactions contemplated hereby, or (ii) could be expected to result in a Material Adverse Effect on the Company taken as a whole.
7.7 Releases. At the Closing, each of the Company, the Founders and such of their Affiliates as may be designated by Purchaser shall deliver to Purchaser a release (collectively, the “Releases”) in such form satisfactory to Purchaser releasing all claims of any nature against the Company, except for claims and obligations set forth in the express terms of this Agreement or the respective Employment Agreement.
7.8 Board Approval. The Board of Directors of Purchaser shall have authorized and approved this Agreement and the transactions contemplated hereby.
7.9 Employment Agreement. At or prior to the Closing, Timothy M. Rice, Chetan Jaitly and Rajesh Jaitly shall have entered into Employment Agreements with Purchaser or its designee.
7.10 Securities Laws. Purchaser shall have received all necessary consents and otherwise complied or otherwise be exempt from any state Blue Sky or securities laws applicable to the issuance of the Purchaser Common Stock in connection with the transactions contemplated hereby.
7.11 Financial Statements. The Company agrees to deliver, within 45 days of the Effective Time, the Financial Statements which, in the case of the Financial Statements dated March 31, 2009 and 2010 have been audited by Hein & Associates LLP and the unqualified audit opinion of Hein & Associates LLP shall be given regarding the same.
ARTICLE VIII.
CONDITIONS TO THE OBLIGATIONS OF
THE COMPANY AND THE SHAREHOLDERS
The obligations of the Company and the Founders to effect the Share Exchange and the other transactions contemplated hereby shall be subject to the fulfillment at or prior to the Closing of the following conditions, any or all of which may be waived in whole or in part by the Company and the Founders:
8.1 Accuracy of Representations and Warranties and Compliance with Obligations. The representations and warranties of Purchaser, Holdings and Radical Investments LP contained in this Agreement shall be true and correct in all material respects at and as of the Closing with the same force and effect as though made at and as of that time except (i) for changes specifically permitted by this Agreement, and (ii) that those representations and warranties which address matters only as of a particular date shall remain true and correct as of such date. Purchaser shall have performed and complied with all of its obligations required by this Agreement to be performed or complied with at or prior to the Closing.

8.2 Purchaser Common Stock. At the Closing, Purchaser shall have issued all of the Purchaser Common Stock required to be issued hereby and shall have delivered to the Shareholders certificates for such Purchaser Common Stock issued by Purchaser pursuant to this Agreement.
8.3 No Material Adverse Change or Destruction of Property. Between the date hereof and the Closing; (a) there shall have been no Material Adverse Change to the Purchaser, (b) there shall have been no adverse federal, state or local legislative or regulatory change affecting in any material respect the services, products or business of the Purchaser and (c) none of the assets of the Purchaser shall have been damaged by fire, flood, casualty, act of God or the public enemy or other cause (regardless of insurance coverage for such damage) which damages may have a Material Adverse Effect on the Purchaser.
8.4 No Adverse Litigation. There shall not be pending or threatened any action or proceeding by or before any court or other governmental body which (i) shall seek to restrain, prohibit, invalidate or collect damages arising out of the Share Exchange or the other transactions contemplated hereby or (ii) in the reasonable judgment of the Company, could be expected to result in a Material Adverse Effect on the Purchaser taken as a whole.
8.5 Employment Agreement. Purchaser or its designee shall have tendered to Timothy M. Rice, Chetan Jaitly and Rajesh Jaitly executed Employment Agreements.
8.6 Financial Statements. The Purchaser shall have delivered the Purchaser Financial Statements which, in the case of the Purchaser Financial Statements dated December 31, 2008 and 2009 have been audited by Hein & Associates LLP and the unqualified audit opinion of Hein & Associates LLP shall be given regarding the same.
8.7 Prior Investment Rights. Radical Investments LP and the Company shall terminate any agreements, arrangements or understandings among them related to the equity of the Company and/or any rights of Radical Investments LP that pertain to the Company.
ARTICLE IX.
INDEMNIFICATION
9.1 Company and Founders Indemnification. The Company and the Founders hereby agree to indemnify, defend and hold harmless the Purchaser (and its partners (and each officer and director thereof), directors, managers, officers, members, partners, stockholders, employees, Affiliates, agents, control persons and permitted assigns) (collectively, “Purchaser Indemnified Parties”) from and against any and all losses, claims, liabilities, damages, deficiencies, costs or expenses (including, without limitation, interest, penalties, reasonable attorneys’ fees, disbursements and related charges and any costs or expenses that a Purchaser Indemnified Party incurs to enforce its right to indemnification) (collectively, “Losses”) based upon, arising out of or otherwise in respect of any inaccuracy in or breach of any representations, warranties, covenants or agreements of the Company or a Founder contained in this Agreement or any of the other documents, agreements or instruments entered into in connection with the consummation of the transactions contemplated by this Agreement to which the Company or a Founder is a party.

9.2 Purchaser Indemnification. The Purchaser agrees to indemnify, defend and hold harmless the Company (and its members, officers, employees, affiliates, agents and control persons) (collectively, the "Company Indemnified Parties”) from and against any and all Losses based upon, arising out of or otherwise in respect of any inaccuracy in or breach of any representations, warranties, covenants or agreements of the Purchaser contained in this Agreement or any of the other documents, agreements or instruments entered into in connection with the consummation of the transactions contemplated by this Agreement to which the Purchaser is a party.
9.3 Remedies. The provisions of this Article IX shall not limit or impair any right or remedy arising from a breach of this Agreement or any of the other documents, agreements or instruments entered into in connection with the consummation of the transactions contemplated by this Agreement. In addition to any other remedy provided by law, injunctive relief may be obtained to enjoin the breach, or threatened breach, of any provision of this Agreement and each party shall be entitled to specific performance by the others of their obligations hereunder and thereunder. All remedies, either under this Agreement, by law or as may otherwise be afforded to the Purchaser or the Company, as the case may be, shall be cumulative.
9.4 Survival. The representations, warranties and covenants of the parties contained in this Agreement shall survive the execution and delivery of this Agreement and the Closing and continue in full force and effect until the 18-month anniversary of the Closing. No claim based upon the breach of a representation or warranty or failure to perform a covenant may be made or asserted in respect thereof unless written notice of such claim shall have been given prior to the 18-month anniversary of the date of the Closing. If written notice of such a claim has been given prior to such date, the relevant representations and warranties and/ or covenant shall survive as to such claim, until such claim is finally resolved.
9.5 Limitations on Amount — Company and Founders; Payment of Losses.
(a)
Notwithstanding anything contained in this Agreement or otherwise to the contrary, the maximum aggregate liability of the Shareholders and the Founders and with respect to claims under Section 9.1 shall not exceed $3,000,000.00 (the “Cap”) in the aggregate.

(b)
Any Losses owed pursuant to Section 9.1 may be paid to Purchaser (or a Purchaser Indemnified Party) in Purchaser Common Stock by transfer of Purchaser Common Stock from the Founders to such Person. Upon the occurrence of an indemnifiable occurrence, any amounts deemed to be owed may be satisfied through such transfer of Purchaser Common Stock from the Founders to such Person. For purposes of this Section, and any payments made hereunder, the value of each share of Purchaser Common Stock shall be $0.326151052293755.

9.6 Limitations on Amount — Purchaser; Payment of Losses. Notwithstanding anything contained in this Agreement or otherwise to the contrary, the maximum aggregate liability of Purchaser with respect to claims under Section 9.2 shall not exceed the Cap in the aggregate.
ARTICLE X.
SECURITIES LAWS MATTERS
The parties agree as follows with respect to the sale or other disposition after the Closing of the Purchaser Common Stock issued hereby:
10.1 Disposition of Shares. Each of the Shareholders and Holdings represents and warrants that the shares of Purchaser Common Stock being acquired by he or it are being acquired and will be acquired for his or its own respective accounts and will not be sold or otherwise disposed of, except in accordance with applicable securities laws.
10.2 Legend. The certificates representing such Purchaser Common Stock issued to the Shareholders shall bear the following legend:
THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO THE PROVISIONS OF RULE 145 PROMULGATED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), AND MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF BY THE HOLDER EXCEPT (A) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT FILED UNDER THE ACT AND IN COMPLIANCE WITH APPLICABLE SECURITIES LAWS OF ANY STATE WITH RESPECT THERETO, (B) IN ACCORDANCE WITH RULE 145(D) UNDER THE ACT, OR (C) IN ACCORDANCE WITH AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE ISSUER THAT AN EXEMPTION FROM SUCH REGISTRATION IS AVAILABLE.
ARTICLE XI.
DEFINITIONS
11.1 Defined Terms. As used herein, the following terms shall have the following meanings:
“Affiliate” shall have the meaning ascribed to it in Rule 12b-2 of the General Rules and Regulations under the Exchange Act, as in effect on the date hereof.

“Code” means the Internal Revenue Code of 1986, as amended.
“Contract” means any agreement, contract, lease, note, mortgage, indenture, loan agreement, franchise agreement, covenant, employment agreement, license, instrument, purchase and sales order, commitment, undertaking, obligation, whether written or oral, express or implied.
“Exchange Act” means the Securities Exchange Act of 1934, as amended.
“GAAP” means generally accepted accounting principles in effect in the United States of America from time to time.
“Governmental Authority” means any nation or government, any state, regional, local or other political subdivision thereof, and any entity or official exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.
“Lien” means any mortgage, pledge, security interest, encumbrance, lien or charge of any kind (including, but not limited to, any conditional sale or other title retention agreement any lease in the nature thereof, and the filing of or agreement to give any financing statement under the Uniform Commercial Code or comparable law or any jurisdiction in connection with such mortgage, pledge, security interest, encumbrance, lien or charge).
“Material Adverse Change (or Effect)” means a change (or effect), in the condition (financial or otherwise), properties, assets, liabilities, rights, obligations, operations, business or prospects which change (or effect) individually or in the aggregate, is materially adverse to such condition, properties, assets, liabilities, rights, obligations, operations, business or prospects.
“Person” means an individual, partnership, corporation, limited liability company, business trust, joint stock company, estate, trust, unincorporated association, joint venture, Governmental Authority or other entity, of whatever nature.
“SEC” means the Securities and Exchange Commission.
“Securities Act” means the Securities Act of 1933, as amended.
“Tax Return” means any tax return, filing or information statement required to be filed in connection with or with respect to any Tax.
“Taxes” means all taxes, fees or other assessments, including, but not limited to, income, excise, property, sales, use, franchise, intangible, payroll, withholding, social security and unemployment taxes imposed by any federal, state, local or foreign government agency, and any interest or penalties related thereto.

11.2 Other Definitional Provisions.
(a)
All terms defined in this Agreement shall have the defined meanings when used in any certificates, reports or other documents made or delivered pursuant hereto or thereto, unless the context otherwise requires.

(b)	Terms defined in the singular shall have a comparable meaning when used in the plural, and vice versa.

(c)
All matters of an accounting nature in connection with this Agreement and the transactions contemplated hereby shall be determined in accordance with GAAP applied on a basis consistent with prior periods, where applicable.

(d)	As used herein, the neuter gender shall also denote the masculine and feminine, and the masculine gender shall also denote the neuter and feminine, where the context so permits.
ARTICLE XII.
MISCELLANEOUS
12.1 Notices. All notices, requests, demands, claims, and other communications hereunder must be in writing and shall be deemed given if delivered by certified or registered mail (first class postage prepaid), guaranteed overnight delivery or facsimile transmission if such transmission is confirmed by delivery by certified or registered mail (first class postage prepaid) or guaranteed overnight delivery, to the following addresses and telecopy numbers (or to such other addresses or telecopy numbers which any party shall designate in writing to the other parties):
(a)	if to Purchaser to:

Immediatek, Inc. 320 South Walton Dallas, Texas 75226 Attention: President

with a copy to:

Robert Hart 5424 Deloache Avenue Dallas, Texas 75220 Fax (214)696-3380

(b)	if to Radical Investments LP to:

Radical Investments LP c/o Radical Fund Management LLC 5424 Deloache Avenue Dallas, Texas 75220 Attention: President

with a copy to:

Robert Hart 5424 Deloache Avenue Dallas, Texas 75220 Fax (214)696-3380

(c)	if to the Company and/or the Founders to:

Officeware Corporation 8600 Freeport Parkway, Suite 220 Irving, Texas 75063 Attention: President

with copies to:

Jeffrey Cash Cash Powers Taylor LLP 8150 N. Central Expressway Suite 1575 Dallas, Texas 75206

(d)	if to Holdings to:

Radical Investments LP c/o Radical Fund Management LLC 5424 Deloache Avenue Dallas, Texas 75220 Attention: President

with a copy to:

Robert Hart 5424 Deloache Avenue Dallas, Texas 75220 Fax (214)696-3380

12.2 Entire Agreement. This Agreement (including the Schedules and Exhibits attached hereto) and other documents delivered at the Closing pursuant hereto, (i) contain the entire understanding of the parties in respect of their subject matter and supersede all prior agreements and understanding (oral or written) between or among the parties with respect to such subject matter and (ii) are not intended to confer upon any person other than the parties hereto any rights or remedies hereunder. The Schedules and Exhibits constitute a part hereof as though set forth in full above.
12.3 Amendment; Waiver. This Agreement may not be modified, amended, supplemented, canceled, or discharged, except by written instrument executed by all parties. No failure to exercise, and no delay in exercising, any right, power or privilege under this Agreement shall operate as a waiver, nor shall any single or partial exercise of any right, power or privilege hereunder preclude the exercise of any other right, power or privilege. No waiver of any breach of any provision shall be deemed to be a waiver of any preceding or succeeding breach of the same or any other provision, nor shall any waiver be implied from any course of dealing between the parties. No extension of time for performance of any obligations or other acts hereunder or under any other agreement shall be deemed to be an extension of the time for performance of any other obligations or any other acts.
12.4 Successors and Assigns. The rights and obligations of this Agreement shall bind and inure to the benefit of the parties and their respective successors and permitted assigns. Nothing expressed or implied herein shall be construed to give any other Person any legal or equitable rights hereunder. Except as expressly provided herein, the rights and obligations of this Agreement may not be assigned or delegated by the Companies or the Shareholders without the prior written consent of Purchaser. Purchaser may assign all or any portion of its rights hereunder to one or more of its wholly owned subsidiaries, but such assignment shall not relieve Purchaser of its obligations hereunder.
12.5 Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be deemed to be an original and which taken together shall constitute one and the same agreement. This Agreement, once executed by a party, may be delivered to the other party hereto by facsimile or other transmission of a copy of this Agreement bearing the signature of the party so delivering this Agreement.
12.6 Interpretation. When a reference is made in this Agreement to an article, section, paragraph, clause, schedule or exhibit, such reference shall be deemed to be to this Agreement unless otherwise indicated. The headings contained herein and on the schedules are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement or the schedules. Whenever, the words “include,” “includes” or “including” are used in this Agreement they shall be deemed to be followed by the words “without limitation.” Time shall be of the essence in this Agreement.
12.7 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Texas without giving effect to the conflicts of laws rules thereof.

12.8 Jurisdiction and Waiver of Jury Trial.
(a) Any suit, action or proceeding arising out of, or with respect to, this Agreement or any judgment entered by any court in respect thereof may be brought only in the courts of Dallas County, Texas or in the U.S. District Court for the Northern District of Texas, as the commencing party may elect, and the parties hereto hereby accept the exclusive jurisdiction of those courts for the purpose of any suit, action or proceeding.
(b) In addition, each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or any judgment entered by any court in respect thereof brought in Dallas County, Texas or in the U.S. District Court for the Northern District of Texas, and hereby further irrevocably waives any claim that any suit, action or proceeding brought in Dallas County, Texas or such District Court has been brought in an inconvenient forum.
(c) THE PARTIES HERETO HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE ANY RIGHTS THEY MAY HAVE TO A TRIAL BY JURY CONCERNING ANY LITIGATION BASED HEREON OR IN CONNECTION WITH THE AGREEMENTS, RELATIONSHIPS OR TRANSACTIONS CONTEMPLATED HEREUNDER.
12.9 Arm’s Length Negotiations. Each party herein expressly represents and warrants to all other parties hereto that (a) before executing this Agreement, said party has fully informed itself of the terms, contents, conditions, and effects of this Agreement; (b) said party has relied solely and completely upon its own judgment in executing this Agreement; (c) said party has had the opportunity to seek and has obtained the advice of counsel before executing this Agreement; (d) said party has acted voluntarily and of its own free will in executing this Agreement; (e) said party is not acting under duress, whether economic or physical, in executing this Agreement; and (f) this Agreement is the result of arm’s length negotiations conducted by and among the parties and their respective counsel.
12.10 Further Assurances. At the Closing and thereafter, from time to time and without additional consideration, each of the Company, Shareholders and Purchaser, as the case may be, shall execute and deliver, or cause to be executed and delivered, such additional or further transfers, assignments, endorsements, consents and other instruments as the Company, Shareholders or Purchaser, as the case may be, may reasonably request for the purpose of effectively carrying out the transactions contemplated by this Agreement.
12.11 Expenses. Each party to this Agreement will bear its own expenses incurred on such party’s behalf in connection with the preparation, negotiation, execution, delivery and performance of this Agreement and other documents contemplated hereby.
[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed and delivered as of the day and year first above written.

COMPANY: Officeware Corporation, a Texas corporation
By:	/s/ Timothy M. Rice
	Name:	Timothy M. Rice
	Title:	President

SHAREHOLDERS:
/s/ Timothy M. Rice
Timothy M. Rice

/s/ Chetan Jaitly
Chetan Jaitly

Radical Investments LP, a Texas corporation
By:	Radical Investments Management LLC,
a Delaware limited liability company

By:	/s/ Martin Woodall
	Name:	Martin Woodall
	Title:	Vice President

HOLDINGS: Radical Holdings LP, a Texas corporation
By:	Radical Management LLC,
a Texas limited liability company

By:	/s/ Martin Woodall
	Name:	Martin Woodall
	Title:	Vice President

PURCHASER: Immediatek, Inc. a Nevada corporation
By:	/s/ Darin Divinia
	Name:	Darin Divinia
	Title:	President and Chief Executive Officer

LIST OF SCHEDULES & EXHIBITS

Schedule 1.3	Shareholder Allocation of Purchaser Common Stock
Schedule 2.4	Company Shares and Shareholders
Schedule 2.5(a)	Authorized and Outstanding Company Shares
Schedule 2.5(b)	Rights Related to Equity of the Company
Schedule 2.9	Financial Statements
Schedule 2.12	Litigation
Schedule 2.16	Employee Benefit Plans
Schedule 2.17	Tax Matters
Schedule 2.22	Intellectual Property
Schedule 6.11	Employment Agreement

Schedule 1.3
Shareholder Allocation of Purchaser Common Stock
Calculation of Share Exchange Amounts:
1. First, determine the total number of common shares of Immediatek assuming that all preferred shares are converted into common shares.

a. Common Shares Outstanding	535,321
b. Common shares issuable upon conversion of Series A	14,563,804
c. Common shares issuable upon conversion of Series B	231,195

total common shares	15,330,320

total price per share if Immediatek is valued at $5mm	$0.326151052293755
2. Second, determine the total number of common shares of Officeware

Common shares outstanding	1,141
total price per share if Officeware is valued at $4 mm	$3,505.6967572305
3. Calculate the number of Immediatek common shares to equal to one Officeware share:

price per share of Officeware divided by price per share of Immediatek	10,748.6906222612000000
4. Calculate number of Immediatek shares for each Officeware shareholder

			rounded number of shares
	number of	number of	to be delivered pursuant to
	Officeware shares	Immediatek shares	Section 1.3
a. Timothy M. Rice	447	4,804,664.71	4,804,665
b. Chetan Jaitly	413	4,439,209.23	4,439,209
c. Radical Investments	281	3,020,382.06	3,020,382
totals		12,264,256.00	12,264,256

5. Calculate number of Immediatek shares issued to Holdings	number of shares to be delivered
for $1mm contribution	pursuant to Section 1.4
$1,000,000 / price per share of the IMKI valuation	3,066,064
6. number of Immediatek shares and percentage interests post share exchange (after delivery of shares pursuant to Section 1.3 and 1.4)

		approximate
		percentage
Timothy M. Rice	4,804,665	15.7%
Chetan Jaitly	4,439,209	14.5%
Radical Investments	3,020,382	9.9%
Radical Holdings	17,861,063	58.3%
public float	535,321	1.7%

total	30,660,640	100%

Schedule 2.4
Company Shares and Shareholders

Officeware shareholder	Number of Common shares
Timothy M. Rice	447
Chetan Jaitly	413
Radical Investments	281

Schedule 2.5(a)
Authorized and Outstanding Company Shares
The Company has the authority to issue 100,000 shares, par value $1.00 per share, designated as Common Stock, of which 1,141 are issued and outstanding.
Schedule 2.5(b)
Rights Related to Equity of the Company
Radical Investments LP has those rights described in that certain Stock Purchase Agreement among the Company and the Shareholders dated December 23, 2005 and those rights described in that certain Investor Rights Agreement among the Company and the Shareholders dated December 23, 2005, which rights will be terminated in connection with the consummation of the transactions described in this Agreement.

Schedule 2.12
Litigation
Fotomedia Technologies, LLC v. American Greetings Corp., et al, Case No.: 2:08-cv-00202-CE in the United States District Court for the Eastern District of Texas (Marshall Division).
Network Backup Corporation v. AllMyData, Inc. et al, Case No.: 2:09-cv-00249 in the United Stated District Court for the Eastern District of Texas (Marshall Division).

Schedule 2.16
Employee Benefit Plans
List of plans to be provided. All plans shall require the approval of Purchaser for continuation.

Schedule 2.17
Tax Matters
The Company, based on the fact that its services are provided in the State of Texas, has not remitted sales tax to any state other than Texas, even though the Company has customers that reside in such states.

Schedule 2.22
Intellectual Property
The lawsuits listed on Schedule 2.12 could potentially adversely affect the Company’s ownership of the Intellectual Property.

Schedule 6.11
Employment Agreement
EXECUTIVE AGREEMENT
This Executive Agreement (this “Agreement”) is made and entered into as of this  _____  day of  _____  , 2010, by and between Officeware Corporation, a Texas corporation (the “Company”) and  _____  (“Executive”), for the express benefit of Immediatek, Inc. (the “Investor”), a third-party beneficiary to this Agreement, upon the following terms and conditions:
1.
Employment. For the four (4) year period commencing on April 1, 2010 (the “Effective Date”) and terminating on March 31, 2014 (the “Term”), the Company shall retain the services of Executive as  _____  of the Company reporting directly to the Board, to perform such duties and services as may be assigned to him by the Board of Directors of the Company, as approved by the Board of Directors of the Investor, (the “Board”) subject to the terms and limitations expressed in this agreement.

2.
Compensation. As compensation for the services to be rendered to the Company by Executive hereunder, the Company shall pay to Executive a salary at the annual rate of $  _____  (the “Annual Salary”). All salary shall by payable by the Company to Executive on a current basis as services are rendered in accordance with regular payroll practices of the Company.

3.
Benefits. During the Term, Executive shall be included in any medical group insurance plan that is made available from time to time to other Company employees. The Company shall pay the lease payments of the existing auto lease for Executive (subject to reasonable personal use deductions) for the remaining term of such lease. The Company shall purchase customary directors and officers insurance coverage for Executive to the extent that Executive is a director or officer of Investor. Executive shall be entitled to vacation time as is customarily made available to Company’s employees.

4.	Annual Compensation Review. Within 30 days after the annual anniversary of this Agreement, the Board shall make the following determinations:
a.
First, the Board of Directors of the Company shall determine if the Gross Profit Margin of the Company was 30% or greater for the most recent fiscal year ended December 31. For purposes of this determination, “Gross Profit Margin” shall mean the result of the following calculations:

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i.
The Board of Directors of the Company shall deduct from the revenues of the Company, as determined in accordance with generally accepted accounting procedures (“GAAP”), that portion of the revenues that are not directly attributable to online storage services, and excluding any discounts, refunds, offsets, barter revenues and any accounts receivables which are more than 90 days old (this revenue amount, as calculated by the Board, the “Adjusted Revenues”);

ii.
The Board will then subtract from Adjusted Revenues the cost of sales, as determined in accordance with GAAP (this amount, as reasonably determined by the Board in accordance with the guidance provided by GAAP, the “Adjusted Gross Profit”), provided, however, that should the Board direct the Company to incur additional expenses which will be accounted for as a cost of sales and Executive notifies the Board in writing within 20 days of the imposition of such expenses that Executive has determined in good faith that such expenses are unnecessary, undesirable and not cost effective for future growth of the Company, then such expenses shall be subtracted from the cost of sales for purposes of this calculation and the revenues related to such expenses shall likewise be subtracted from Adjusted Revenues;

iii.	The Board will then divide the Adjusted Gross Profit by the Adjusted Revenues and express the quotient as a percentage (such percentage, as calculated by the Board, the “Gross Profit Margin”);

iv.	The Board will then determine if the Gross Profit Margin is equal to or greater than 30% and if it is then the Executive shall be eligible for the salary increase described below in Section 4b.
b.
Provided the Gross Profit Margin of the Company was 30% or greater for the most recent fiscal year ended December 31 as described above in Section 4a, the Board shall determine if the Annual Salary should be increased based upon the percentage increase in the Adjusted Gross Profit of the most recent fiscal year ended December 31 compared to the fiscal year prior to the most recent fiscal year ended December 31.

i.	If the Adjusted Gross Profit has increased by 30% or more compared to the prior fiscal year, the Board shall increase the Annual Salary by 5%.

ii.	If the Adjusted Gross Profit has increased by 40% or more compared to the prior fiscal year, the Board shall increase the Annual Salary by 8%.

iii.	If the Adjusted Gross Profit has increased by 50% or more compared to the prior fiscal year, the Board shall increase the Annual Salary by 10%.

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iv.	Such increase of the Annual Salary, if any, shall be effective within 30 days after the annual anniversary of this Agreement.
5.
Responsibilities and Duties. Unless otherwise agreed to by the Board, Executive will devote full time, attention, and energies to the business of the Company, and, during this employment, will not engage in any other business activity, regardless of whether such activity is pursued for profit, gain, or other pecuniary advantage.

6.	Representations and Warranties. Executive hereby represents, warrants and agrees that:
a.
Executive has extraordinary and unique skill and ability and the services rendered to the Company hereunder cannot be replaced or the loss thereof adequately compensated for in money damages. Any breach by Executive of this Agreement will cause irreparable injury to the Company. Therefore, it is agreed that in the event Executive in any manner breaches, or threatens to breach, this Agreement, the Company, in addition to any other remedies that may be available to it, shall have the right to obtain without the necessity of posting any bond, from any court having jurisdiction, such equitable relief as may by appropriate, including, without limitation, a decree enjoining Executive from any further such breach, or threatened breach, of this Agreement.

b.	Executive has the full right, title and authority to enter into this Agreement and perform his obligations hereunder.

c.
Executive has not granted, nor will he grant, any right, do any act or enter into any agreement or understanding whatsoever that may or will prevent Executive’s full performance of his obligations hereunder.

d.
Executive shall not conduct himself in any manner whatsoever nor do any act, fail to do any act nor make any statement that may or will impugn, denigrate, disparage, or reflect negatively upon the name, reputation or business interests of the Company, the owners of the Company or any officers, directors, employees, partners, or affiliates of the Company or of direct or indirect owners of the Company.

e.	The representations, warranties and covenants of the parties contained in this Agreement shall survive the execution and delivery of this Agreement.

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7.
Confidential Information. Executive hereby covenants and agrees at all times during the term of this Agreement and thereafter to hold in strictest confidence, and not to use, except for the benefit of the Company, nor to disclose to any person, firm or corporation without written authorization, any of the Company’s Confidential Information (as defined herein). Executive hereby understands and acknowledges that “Confidential Information” means any and all information that relates to the Company’s actual or anticipated business or research and development, technical data, trade secrets or know-how, including, but not limited to, the Company’s customers, advertisers, suppliers, users, software, developments, inventions, processes, formulas, technology, designs, drawings, engineering, hardware configurations information, marketing, finances or other business information. Executive further understands that Confidential Information does not include any of the foregoing items that is or becomes publicly known or previously known or developed through no wrongful act or omission of Executive or of others who were under confidentiality obligations as to the item or items involved. Further, Executive shall not write, or supply information to others for the purpose of writing, any books, periodicals or other publications (including fictional accounts) concerning any current or former employer, partner or indirect or direct owner of the Company or communicate with reporters or other members of the media concerning any such persons or any such Confidential Information. Executive acknowledges and agrees that subject to the foregoing any and all information and reports obtained or produced by Executive in performance of his duties and responsibilities hereunder shall at all times remain the confidential property of the Company. This provision shall survive the termination or expiration of this Agreement.

8.
Assignment of Inventions. Executive hereby covenants and agrees that Executive will promptly make full written disclosure to the Company, will hold in trust for the sole right and benefit of the Company, and hereby assigns to the Company, or its designee, all of Executive’s right title and interest in and to any and all inventions, original works of authorship, developments, concepts, improvements, designs, discoveries, ideas, online rights to any website and all materials contained in and elements of such websites, trademarks or trade secrets, whether or not patentable or registrable under copyright or similar laws, which Executive may, solely or jointly, conceive or develop or reduce to practice, or has caused to be conceived or developed or reduced to practice, prior to and during the period of time Executive is in the employ of the Company (collectively, “Inventions”). Executive further acknowledges and understands that all original works of authorship that are made by Executive (solely or jointly with others) during the period of Executive’s employment with the Company and that are protectable by copyright are “works made for hire,” as that term is defined in the United States Copyright Act. Executive hereby understands and agrees that the decision whether or not to commercialize or market any Invention is within the Company’s sole discretion and for the Company’s sole benefit and that no royalty will be due to Executive as a result of the Company’s efforts to commercialize or market any such invention. If, in any judicial proceeding, or by operation of law any assignment pursuant to this Section 8 is rendered void or ineffective, Executive hereby grants to Company a perpetual, royalty-free, assignable, fully paid, irrevocable license, to use and otherwise exploit such Inventions, including the right to grant sublicenses and to make derivative works thereof, and to make, have made, use, sell, offer for sale and import products, practice methods and processes and provide services with respect to all of the foregoing. The Executive

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acknowledges that the Company has a valuable body of trade secrets, including, without limitation, know-how, concepts and other technical data (the “Proprietary Information”), for the development and providing of its products or services. The Executive is not aware that any of the Company’s employees is obligated under any contract (including licenses, covenants or commitments of any nature) or other agreement, or subject to any judgment, decree or order of any court or administrative agency, that would interfere with the use of his or her best efforts to promote the interests of the Company, or that would conflict with the Company’s business. The Executive does not believe it is, or will be, necessary to utilize any inventions or proprietary rights of any of the Company’s employees (or people the Company currently intends to hire) made prior to their employment by the Company, or any consultants who have helped develop any patents, patent rights, patent applications, trademarks, trademark rights, service marks, service mark rights, trade names, trade name rights, copyrights or Proprietary Information, except for those already transferred to the Company or transferred hereby.

9.
Third Party Beneficiary. The Company and Executive agree and intend that the Investor is a third party beneficiary of this Agreement. The rights, duties and obligations contained in this Agreement shall inure to the benefit of the Investor. The Investor shall have any legal or equitable right to seek to enforce this Agreement, to seek any remedy arising out of a party’s performance or failure to perform any term or condition of this Agreement, or to bring an action for the breach of this Agreement.

10.
Termination for Cause. The Company shall have the right to terminate the employment of Executive under this Agreement For Cause immediately upon written notice to Executive. For purposes of this Agreement For Cause shall mean the occurrence of any of the following:

a.	Executive’s failure to perform any of the duties, obligations or responsibilities contemplated by this Agreement;

b.	The death of Executive;

c.
The disability of Executive (meaning the physical or mental inability of Executive to perform the essential functions of his position, with or without reasonable accommodations as required by law, for a period of 90 consecutive days or 90 days in a 180-day period);

d.	Executive intentionally and knowingly uses or possesses illegal drugs at any time, or intentionally and knowingly abuses alcohol while in the course and scope of his employment with the Company; or

e.	Executive’s conviction or pleading nolo contendere to any felony or Class A misdemeanor.

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Upon termination of Executive’s employment with the Company under this Section 10, the Term shall end, and the Company shall have no obligation to provide or pay any compensation or other payments to Executive.

11.
Other Termination. The Company may also terminate this Agreement upon written notice to Executive on account of any reason other than as provided in Section 10. Upon termination of Executive’s employment with the Company pursuant to this Section 11, the Term shall end, and the Company shall have no obligation to provide or pay any compensation or other payments to Executive other than the lesser of (i) the aggregate of sums payable pursuant to Section 2 (as most recently increased, if applicable by Section 4) payable in the amounts and times called for by Section 2 through March 31, 2014 and (ii) a sum equal to the Executive’s then current Annual Salary payable in accordance with the regular payroll practices of the Company over a period of one year following the date of termination of this Agreement.

12.
Protection of Confidential Information. The parties hereto acknowledge that any adversarial or legal proceeding among them or between them and any third party beneficiary to this Agreement (an “Action”) may require disclosure and discovery activity that may involve production of Confidential Information or other sensitive, proprietary, and/or confidential information and documents. The parties further acknowledge that such Confidential Information and other information and documents warrant special protection from public disclosure and from use for any purpose other as permitted below. The parties and their attorneys are prohibited from, for any reason, publicizing, communicating, or disclosing any Confidential Information or documents or information protected by this Agreement and obtained from any other party or upon written authorization of any other party to any Action as part of disclosures or discovery (including but not limited to in response to judicial or adjudicative orders, interrogatories, requests for production, requests for admission, depositions, physical or mental examinations, and subpoenas) in any Action other than for the prosecution, defense, or settlement of such Action. Confidential Information and other information or documents covered by this Agreement may be disclosed by the parties or counsel to (a) other parties in such Action and their attorneys; (b) professional, clerical, secretarial, and other support staff assisting the parties’ attorneys; (c) any persons retained or specially employed by the parties or their attorneys in preparation for trial, such as consulting or testifying experts; (d) witnesses in the course of preparation for or during depositions or trial, if in the good-faith belief of counsel disclosure is necessary for the prosecution of the Action; or (e) as further directed by order of the court in such Action. Before disclosing Confidential Information or other information or documents covered by this Agreement to persons described in this paragraph, counsel shall inform those persons of the existence and terms of this Agreement. The parties and their attorneys may file with the court or other adjudicative body any Confidential Information or other documents or information protected by this Agreement and

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obtained from any other party in connection with any pleading, trial, or hearing relating to the prosecution, defense, or settlement of an Action. Before filing any Confidential Information or other documents or information protected by this Agreement with the court or other adjudicative body, however, the filing party shall give the other party at least 72 hours written notice in advance and shall move the court or other adjudicative body to file the documents or information under seal. The parties agree and covenant to cooperate with one another in order that all such filings are filed under seal.

13.
Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF TEXAS, EXCLUDING THOSE LAWS THAT DIRECT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION.

14.
Specific Enforcement of Agreement. The parties to this Agreement acknowledge and agree that the parties hereto would be irreparably damaged in the event any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. Accordingly, it is agreed that any party hereto shall be entitled to an injunction to prevent breaches of this Agreement and to specifically enforce the terms and provisions of this Agreement, in addition to any other damages or other remedies to which they would be entitled.

15.
Counterparts and Facsimile Execution. This Agreement may be executed in two or more counterparts, each of which shall be considered one and the same agreement and shall become effective when a counterpart has been signed by each party to this Agreement and delivered (by facsimile or otherwise) to every other party to this Agreement, it being understood that all parties need not sign the same counterpart. Any counterpart or other signature delivered by facsimile shall be deemed for all purposes as constituting good and valid execution and delivery of this Agreement by that party.

16.	Headings. The headings of the sections of this Agreement are inserted for convenience only and shall not by themselves determine the interpretation of this Agreement.

17.
Notices. Any notice required or permitted under this Agreement shall be given in writing and shall be conclusively deemed effectively given and received upon personal delivery or delivery by courier, or on the first business day after transmission if sent by confirmed facsimile transmission, or five days after deposit in the United States mail, by registered or certified mail, postage prepaid, addressed to the address for that party as set forth below that party’s name on the signature page to this Agreement, or at any other address as that party may designate by ten (10) calendar days advance written notice.

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18.	Amendment of Agreement. This Agreement may be amended only by a written instrument signed by the Company, Executive and the Investor.

19.
Severability. If any provision of this Agreement is invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

20.
Jurisdiction and Venue. EACH PARTY TO THIS AGREEMENT IRREVOCABLY AND UNCONDITIONALLY CONSENTS TO SUBMIT TO THE EXCLUSIVE JURISDICTION OF THE COURTS LOCATED IN DALLAS COUNTY, TEXAS, FOR ANY LAWSUITS, ACTIONS OR OTHER PROCEEDINGS ARISING OUT OF, OR IN ANY WAY RELATING TO, THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. EACH PARTY TO THIS AGREEMENT AGREES NOT TO COMMENCE ANY LAWSUIT, ACTION OR OTHER PROCEEDING ARISING OUT OF, OR IN ANY WAY RELATING TO, THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT, EXCEPT IN THE COURTS SET FORTH IN THE IMMEDIATELY PRECEDING SENTENCE.

21.
Waiver of Jury Trial. THE PARTIES HERETO HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE ANY RIGHTS THEY MAY HAVE TO A TRIAL BY JURY CONCERNING ANY LITIGATION BASED HEREON OR IN CONNECTION WITH THE AGREEMENTS, RELATIONSHIPS OR TRANSACTIONS CONTEMPLATED HEREUNDER.

22.
Entire Agreement; Successors and Assigns. This Agreement constitutes the entire agreement among the parties to this Agreement relating to the subject matter of this Agreement. Subject to the exceptions specifically set forth in this Agreement, the terms and conditions of this Agreement shall inure to the benefit of, and be binding upon, the respective executors, administrators, heirs, successors, legal representatives and assigns of the parties to this Agreement.

23.
Survival of Representations and Warranties and Covenants. The representations and warranties of the parties contained in this Agreement shall survive the execution of this Agreement and continue in full force and effect until the 18-month anniversary of the date of this Agreement. No claim based upon the breach of a representation or warranty may be made or asserted in respect thereof unless written notice of such claim shall have been given prior to the 18-month anniversary of the date of this Agreement. If written notice of such a claim has been given prior to such date, the relevant representations and warranties shall survive as to such claim, until such claim is finally resolved. All covenants and agreements contained herein shall remain in full force and effect until such covenant or agreement has been performed or satisfied, or has terminated in accordance with its terms.

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24.	Voluntary and Informed Act. Executive hereby acknowledges and agrees to each of the following items:
a.	Executive is executing this Agreement voluntarily and without any duress or undue influence by the Company or anyone else;

b.
Executive has carefully read this Agreement; Executive has asked any questions needed for Executive to understand the terms, consequences and binding effect of this Agreement and fully understands them; and

c.	Executive has had the opportunity to seek the advice of an attorney of his choice before signing this Agreement, and has either obtained such advice or does not wish to seek it.
Signature Page Follows.

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IN WITNESS WHEREOF, the parties to this Agreement have executed this Agreement as of the day and year first above written.

Company:	Officeware Corporation, a Texas corporation
By:
		Name:	Tim Rice
		Title:	President
Officeware Corporation 8600 Freeport Parkway, Suite 220 Irving, Texas 75063 Attention: Chief Financial Officer

With a copy to: Robert Hart 5424 Deloache Avenue Dallas, Texas 75220 Fax (214)696-3380

Executive:
[Name of Executive] Address: [_____________] [_____________]